UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Vince Holding Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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500 Fifth Avenue, 20th Floor

New York, New York 10110

April 20, 2016

To Our Stockholders:

You are cordially invited to attend the 2016 Annual Meeting of Stockholders of Vince Holding Corp. at its offices at 500 Fifth Avenue, 20th Floor, New York, NY 10110, on Thursday, June 2, 2016, at 9:30 a.m., Eastern Time.

Details of the business to be conducted at the Annual Meeting are provided in the accompanying Notice of Meeting of Stockholders and Proxy Statement.

Your vote is important. Please take the time to carefully read each of the proposals described in the Proxy Statement and cast your vote by following the instructions in the Proxy Statement or in the Notice Regarding the Availability of Proxy Materials sent to you.

Thank you for your support of Vince Holding Corp.

Sincerely,

Brendan Hoffman

Chief Executive Officer

VINCE HOLDING CORP.

500 Fifth Avenue, 20th Floor

New York, New York 10110

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Vince Holding Corp. (the “Company,” “we,” “us” or “our”) will be held at the Company’s offices at 500 Fifth Avenue, 20th Floor, New York, NY 10110, on Thursday, June 2, 2016, at 9:30 a.m., Eastern Time, for the following purposes:

1.	To elect the Class II directors, Jonathan Borell, M. Steven Liff and Eugenia Ulasewicz, to serve until our annual meeting of stockholders to be held in 2019 or until their respective successors are duly elected and qualified.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 28, 2017.

3.	To transact any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.

Our Board of Directors has declared the close of business on April 8, 2016 as the record date for the Annual Meeting. Only stockholders of record on April 8, 2016 are entitled to receive notice of and vote at the Annual Meeting.

Your vote is very important. We encourage you to carefully read the accompanying Proxy Statement and submit your proxy or voting instructions as soon as possible. All stockholders are cordially invited to attend the Annual Meeting in person. As an alternative to voting in person at the Annual Meeting, you may submit your proxy via the Internet or, if you request a printed set of the proxy materials and receive a paper proxy card in the mail, by mailing a completed proxy card or following the telephone instructions on the proxy card. For detailed information regarding voting instructions, please see the sections on voting shares beginning on page 2 of the accompanying Proxy Statement.

We appreciate your continued support of Vince Holding Corp.

By Order of the Board of Directors

Akiko Okuma

VP, General Counsel & Secretary

New York, New York

April 20, 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE STOCKHOLDER MEETING TO BE HELD ON JUNE 2, 2016:

THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT

http://www.proxyvote.com

500 Fifth Avenue, 20th Floor

New York, New York 10110

PROXY STATEMENT

The Board of Directors (the “Board of Directors”) of Vince Holding Corp. (the “Company,” “we,” “us” or “our”) is soliciting your proxy to vote at the 2016 Annual Meeting of Stockholders to be held on Thursday, June 2, 2016, at 9:30 a.m., Eastern Time, and any adjournment or postponement of that meeting (the “Annual Meeting”). The Annual Meeting will be held at the Company’s offices at 500 Fifth Avenue, 20th Floor, New York, NY 10110.

We are sending a Notice Regarding the Availability of Proxy Materials for the Annual Meeting and making proxy materials available to stockholders (or, for those who request, a paper copy of the proxy materials) on or about April 20, 2016, to our stockholders of record as of the close of business on April 8, 2016 (the “Record Date”). The Company’s principal executive offices are located at 500 Fifth Avenue, 20th Floor, New York, New York 10110 and its telephone number is (212) 515-2600.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 2, 2016

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice Regarding the Availability of Proxy Materials to our stockholders of record as of the close of business on the Record Date. All stockholders will have the ability to access this proxy statement (this “Proxy Statement”) and our Annual Report for the fiscal year ended January 30, 2016 (the “Annual Report”), which includes our Annual Report on Form 10-K and our audited consolidated financial statements as of and for the fiscal year ended January 30, 2016, on the website referred to in the Notice Regarding the Availability of Proxy Materials at http://www.proxyvote.com or to request to receive a printed set of our proxy materials. Instructions on how to access our proxy materials over the Internet or request a printed copy of our proxy materials may be found in the Notice Regarding the Availability of Proxy Materials.

Introductory Note About the Company

Vince Holding Corp., formerly known as Apparel Holding Corp. and Kellwood Holding Corp., was incorporated in Delaware in February 2008 in connection with the acquisition of Kellwood Company by affiliates of Sun Capital Partners, Inc. (“Sun Capital”). We completed an initial public offering of our common stock on November 27, 2013. Prior to the initial public offering and the related restructuring transactions, the Company was a diversified apparel company operating a broad portfolio of fashion brands, which included Vince. As a result of the initial public offering and the related restructuring transactions, the non-Vince businesses were separated from the Vince business, and the Vince business became the sole operating business of the Company.

In this Proxy Statement, “Kellwood” refers, as applicable and unless otherwise defined, to any of (i) Kellwood Company, (ii) Kellwood Company, LLC (a limited liability company to which Kellwood Company converted at the time of the restructuring transactions related to our initial public offering) or (iii) the operations of the non-Vince businesses after giving effect to our initial public offering and the related restructuring transactions.

Our fiscal year ends on the Saturday closest to January 31. For the purposes of this Proxy Statement, “fiscal 2014” refers to our fiscal year ended January 31, 2015 and “fiscal 2015” refers to our fiscal year ended January 30, 2016.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Why am I receiving these materials?

The Board of Directors is soliciting proxies for the Annual Meeting. We are sending a Notice Regarding the Availability of Proxy Materials for the Annual Meeting and making proxy materials available to stockholders on or about April 20, 2016, to our stockholders of record as of the close of business on the Record Date.

Where and When is the Annual Meeting?

We will hold the Annual Meeting on Thursday, June 2, 2016 at 9:30 a.m., Eastern Time, at the Company’s offices at 500 Fifth Avenue, 20th Floor, New York, NY 10110.

What am I being asked to vote on at the Annual Meeting?

We are asking our stockholders to consider the following proposals:

•	the election of the Class II directors, Jonathan Borell, M. Steven Liff and Eugenia Ulasewicz, to serve until our annual meeting of stockholders to be held in 2019 or until their respective successors are duly elected and qualified;

•	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 28, 2017; and

•	any other business properly introduced at the Annual Meeting.

How does the Board of Directors recommend I vote on these proposals?

The Board of Directors recommends a vote:

•	“FOR” the election of the Class II directors, Jonathan Borell, M. Steven Liff and Eugenia Ulasewicz, to serve until our annual meeting of stockholders to be held in 2019 or until their respective successors are duly elected and qualified; and

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 28, 2017.

What must I do if I want to attend the Annual Meeting in person?

Attendance at the Annual Meeting is limited to individuals who were stockholders as of the Record Date and admission will be on a first-come, first-served basis. Registration and seating will begin on Thursday, June 2, 2016 at 9:00 a.m., Eastern Time. Each stockholder will be asked to present proof of identification, such as a driver’s license or passport, and the Notice Regarding the Availability of Proxy Materials (or if you request paper copies of the proxy materials, a proxy card), prior to admission to the Annual Meeting. Beneficial owners of shares held in street name will need to bring proof of share ownership as of the Record Date, such as a bank or brokerage firm account statement or a letter from the intermediary holding your shares. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

How many votes do I have?

You have and may cast one vote for each share of our common stock that you owned at the close of business on the Record Date.

These shares include:

•	shares registered directly in your name with Broadridge Corporate Issuer Solutions, Inc. (“Broadridge”), our transfer agent, for which you are considered the “stockholder of record”; and

•	shares held for you as the beneficial owner through a broker, bank or other nominee.

As of the Record Date, the Company had 37,108,682 shares of common stock issued and outstanding, which number does not include the potential effects of the Company’s previously announced rights offering and related backstop commitment. On April 14, 2016, the subscription period for the rights offering expired. The rights offering and the transactions contemplated by the Investment Agreement are expected to close on or before May 10, 2016.

What is the difference between holding shares as a “stockholder of record” and as a “beneficial owner”?

If your shares are registered directly in your name with Broadridge, you are considered the “stockholder of record” with respect to those shares. We have sent the Notice Regarding the Availability of Proxy Materials for the Annual Meeting directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting. Throughout this Proxy Statement, we refer to stockholders who hold their shares directly with Broadridge as “stockholders of record.”

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of the shares held in street name. Your broker, bank or other nominee who is considered the stockholder of record with respect to those shares has forwarded the Notice Regarding the Availability of Proxy Materials for the Annual Meeting to you. As the beneficial owner, you have the right to direct your broker or nominee on how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use. Throughout this Proxy Statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “beneficial owners” or “street name stockholders.”

What is a proxy?

It is your legal designation of another person to vote the stock you own. That other person is called your proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated two of our officers as proxies for the Annual Meeting to cast your vote. These officers are David Stefko, our Chief Financial Officer, and Akiko Okuma, our Vice President, General Counsel and Secretary.

How do I vote?

General

You can vote by proxy or in person. For specific methods of voting available to you, see below.

If you submit your proxy using any of the methods below, David Stefko or Akiko Okuma will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all, some or none of the nominees for director and for or against the ratification of the appointment of our independent registered public accounting firm or any other proposals properly introduced at the Annual Meeting. If you vote by telephone or Internet and choose to vote with the recommendation of the Board of Directors, or if you vote by mail, sign your proxy card and do not indicate specific choices, your shares will be voted “FOR” the election of all nominees for director and “FOR” the ratification of the appointment of our independent registered public accounting firm.

If any other matter is properly introduced at the Annual Meeting, your proxy will authorize David Stefko or Akiko Okuma to vote in accordance with their best judgment. At the time this Proxy Statement was printed, we knew of no matters to be considered at the Annual Meeting other than the two proposals referenced in this Proxy Statement.

Voting Methods for Stockholders of Record

If you are a stockholder of record, you may vote by one of the following methods:

•	By Internet: you may vote online via the Internet by accessing the website http://www.proxyvote.com and following the instructions provided on the Notice Regarding the Availability of Proxy Materials or, if you request paper copies of proxy materials, the proxy card. Internet voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on June 1, 2016.

•	By Telephone: you may vote by touch-tone telephone by calling 1-800-690-6903. Telephone voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on June 1, 2016.

•	By Mail: if you request paper copies of the proxy materials to be sent to you by mail, you may authorize your proxy by completing, signing and dating your proxy card and returning it in the reply envelope included with the paper proxy materials.

•	In Person: you may attend the Annual Meeting and vote in person by completing a ballot; however, attending the Annual Meeting without completing a ballot will not count as a vote. If you choose to vote in person, you must bring proof of identification and your Notice Regarding the Availability of Proxy Materials (or if you request paper copies of the proxy materials, your proxy card) to the Annual Meeting.

Voting Methods for Street Name Stockholders

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Can I change my vote or revoke my proxy?

Yes.

If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

•	Entering a new vote by Internet or by telephone;

•	Returning a later-dated proxy card;

•	Notifying the Secretary of the Company, in writing, at Vince Holding Corp., 500 Fifth Avenue, 20th Floor, New York, New York 10110; or

•	Completing a written ballot at the Annual Meeting in person.

If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the Annual Meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, in person or by proxy, of a majority of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions, withhold votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when an intermediary holding shares for a beneficial owner does not vote on a particular proposal because the intermediary does not have discretionary voting power for that particular proposal and has not received instructions from the beneficial owner.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding shares of our common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of our independent registered public accounting firm. Your broker will not have discretion to vote on the election of directors, which is a “non-routine” matter, absent direction from you.

What vote is required to approve each proposal?

Three directors have been nominated for election at the Annual Meeting. Each director will be elected by a plurality of the votes cast in the election of directors at the Annual Meeting, either in person or represented by properly authorized proxy. This means that the three nominees who receive the largest number of “FOR” votes cast will be elected as directors. We do not have cumulative voting. Abstentions and broker non-votes will have no effect on this proposal.

The ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the votes represented at the meeting and entitled to vote on the proposal. In accordance with Delaware law, only votes cast “FOR” a matter constitute affirmative votes. A properly executed proxy marked “abstain” with respect to the ratification of the appointment of our independent registered public accounting firm will not be voted, although it will be counted for purposes of determining whether there is a quorum. Since abstentions will not be votes cast “FOR” the ratification of the appointment of our independent registered public accounting firm, they will have the same effect as negative votes or votes against that matter.

Who will count the vote?

A representative of Broadridge will tabulate the votes and act as the inspector of election.

Is my vote confidential?

Yes. The Company encourages stockholder participation in corporate governance by ensuring the confidentiality of stockholder votes. The Company has designated Broadridge, its independent transfer agent and registrar, to receive and tabulate stockholder votes. Your vote on any particular proposal will be kept confidential and will not be disclosed to the Company or any of its officers or employees except (i) where disclosure is required by applicable law, (ii) where disclosure of your vote is expressly requested by you or (iii) where the Company concludes in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes. However, aggregate vote totals will be disclosed to the Company from time to time and publicly announced at the Annual Meeting.

Where can I find the voting results?

The Company will announce preliminary voting results at the Annual Meeting and publish preliminary, or final results if available, in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.

Who pays for proxy solicitation?

We will pay the cost of soliciting proxies for the Annual Meeting. We will reimburse brokers, fiduciaries, custodians and other nominees for their costs in forwarding proxy materials to beneficial owners of our shares of common stock. Other proxy solicitation expenses that we will pay include those for preparation, mailing, returning and tabulating the proxies.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board of Directors is currently comprised of eight members and one seat that is currently vacant. The Board of Directors is divided into three classes. Directors in each class serve for a term of three years or until their successors are duly elected and qualified or until their earlier death, resignation or removal. The term of directors of one class expires at each annual meeting of stockholders.

Pursuant to the Company’s amended and restated certificate of incorporation, until such time as Sun Capital and certain of its affiliates (collectively, the “Sun Entities”) cease to beneficially own at least 30% of the then outstanding shares of the Company’s common stock, Sun Cardinal, LLC (“Sun Cardinal”), an affiliate of Sun Capital, has the right to designate the majority of the Board of Directors, to fix the size of the Board and to designate the Chairman of the Board of Directors and the chairman of each committee of the Board of Directors. As of April 8, 2016, the Sun Entities held 55.2% of the outstanding shares of our common stock, which percentage does not include the potential effects of the Company’s previously announced rights offering and related backstop commitment.

At the Annual Meeting, three directors will be elected to serve until our annual meeting of stockholders to be held in 2019 or until their successors are duly elected and qualified or until their earlier death, resignation or removal. The Board of Directors, upon the recommendation of the nominating and corporate governance committee of the Board of Directors (the “Nominating and Corporate Governance Committee”), has nominated Jonathan Borell, M. Steven Liff and Eugenia Ulasewicz to serve as Class II directors and stand for election at the Annual Meeting. Messrs. Borell and Liff and Ms. Ulasewicz are currently serving as Class II directors.

A plurality of all of the votes cast at the Annual Meeting at which a quorum is present in person or by proxy is required for the election of directors.

If you are a stockholder of record and you vote by telephone or over the Internet or sign your proxy card but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the re-election of Messrs. Borell and Liff and Ms. Ulasewicz. If you are a street name stockholder and you do not give voting instructions to your broker or nominee, your broker or nominee will leave your shares unvoted on this matter.

We expect that Messrs. Borell and Liff and Ms. Ulasewicz will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the Board of Directors or Sun Cardinal to fill such vacancy. Alternatively, the stockholders may vote for just the remaining nominee, leaving a vacancy that may be filled at a later date by the Board of Directors or Sun Cardinal, or the Board of Directors or Sun Cardinal may reduce the size of the Board of Directors.

The Board of Directors recommends a vote FOR the election of each of the nominated directors.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The names of the nominees for election as Class II directors at the Annual Meeting and of the incumbent Class I and Class III directors, and certain information about them, including their ages as of June 2, 2016, are included below:

Nominees	Class	Age	Position	Year Elected Director	Current Term Expires	Expiration of Term for which Nominated
Jonathan Borell (3)	II	33	Director	2014	2016	2019
M. Steven Liff (2)	II	45	Director	2014	2016	2019
Eugenia Ulasewicz (1)(2)	II	62	Director	2014	2016	2019

Continuing Directors
Robert Bowman (1)	I	61	Director	2015	2018	—
Donald Roach (2)(3)	I	58	Director	2016	2018
Jerome Griffith (1)(3)	III	58	Director	2013	2017	—
Brendan Hoffman	III	47	Director and Chief Executive Officer	2015	2017	—
Marc J. Leder	III	54	Chairman	2014	2017	—

(1)	Member of the audit committee of the Board of Directors (the “Audit Committee”).
(2)	Member of the compensation committee of the Board of Directors (the “Compensation Committee”).
(3)	Member of the Nominating and Corporate Governance Committee.

Nominees for Director

Jonathan H. Borell. Mr. Borell has served as a director since April 2014. Mr. Borell currently serves as a Managing Director of Sun Capital. Prior to joining Sun Capital in 2006, Mr. Borell served as an Investment Banking Analyst with Raymond James & Associates from 2004 to 2006 where he evaluated and executed equity, convertible debt, and merger and acquisition transactions in the consumer products and industrial growth industries. Mr. Borell currently serves on the board of directors of FFO Home, Limited, Restaurants Unlimited and Smokey Bones. Mr. Borell brings to the Board of Directors significant experience in finance and corporate strategy development.

M. Steven Liff. Mr. Liff has served as a director since November 2014. He currently serves as Senior Managing Director at Sun Capital and heads the North American transaction team overseeing offices in Boca Raton, Los Angeles, and New York. Prior to joining Sun Capital in March of 2000, he worked at NationsBank and Bank of America Commercial Finance, focusing on marketing, underwriting, and closing new leveraged transactions. Mr. Liff currently serves on the board of directors of Bar Louie, Boston Market, Franchise Restaurant Concepts, Restaurants Unlimited and S&N Communication. Mr. Liff brings to the board relevant industry experience, having lead and managed many retail and apparel investments during his tenure at Sun Capital.

Eugenia Ulasewicz. Ms. Ulasewicz has served as a director since April 2014. Prior to her retirement in March 2013, Ms. Ulasewicz was President of the Americas division of Burberry Group PLC (“Burberry”), responsible for the United States, Canada and Central and South America. Ms. Ulasewicz joined Burberry in 1998 and became a member of its executive committee in 2006. Previously, Ms. Ulasewicz held merchandise, marketing and P&L positions of increasing responsibility with Bloomingdales, Galeries Lafayette and Saks, Inc. She currently serves as a director of Signet Jewelers Limited and Bunzl plc and is a National Association of Corporate Directors (NACD) Board Leadership Fellow. Ms. Ulasewicz brings to the Board of Directors experience as a public company director and extensive knowledge of specialty, department store, ecommerce and omni-channel retail, luxury business and global brand building.

Continuing Directors

Robert A. Bowman. Mr. Bowman has served as a director since November 2013. Mr. Bowman currently serves as President of Business and Media of Major League Baseball and is the Chief Executive Officer of Major League Baseball Advanced Media (“MLB.com”), the Internet and interactive media unit of Major League Baseball. Prior to joining MLB.com in November 2000 as its first Chief Executive Officer, Mr. Bowman held several senior management positions at ITT Corporation, including President, Chief Operating Officer and Chief Financial Officer. Earlier in his career, Mr. Bowman served for eight years as Treasurer of the State of Michigan. Mr. Bowman is currently a director and chairman of the audit committee of Take-Two Interactive Software Inc. and ViaStat, Inc. Mr. Bowman previously served as a director of Warnaco Group, Inc. from 2004 to 2013, director of Blockbuster, Inc. from 2003 to 2010 and director of World Wrestling Entertainment, Inc. from 2003 to 2008. Mr. Bowman brings to the Board of Directors experience as a public company director and extensive financial and digital experience in both the public and private sectors.

Jerome Griffith. Mr. Griffith has served as a director since November 2013. Mr. Griffith has served as the Chief Executive Officer, President and a member of the board of directors of Tumi Holdings, Inc. since April 2009. From 2002 to February 2009, Mr. Griffith was employed at Esprit Holdings Limited, a global fashion brand, where he was promoted to Chief Operating Officer and appointed to the board of directors in 2004, then promoted to President of Esprit North and South America in 2006. From 1999 to 2002, Mr. Griffith worked as an Executive Vice President at Tommy Hilfiger. From 1998 to 1999, Mr. Griffith worked as the President of Retail at the J. Peterman Company, a catalog-based apparel and retail company. From 1989 through 1998, Mr. Griffith worked in various positions at Gap, Inc. Mr. Griffith is a member of the board of Parsons, The New School of Design and Tom Tailor Holdings AG. Mr. Griffith brings to the Board of Directors experience as a public company director, experience as a senior executive of a major global consumer products company and a proven track record of innovation and driving international growth and expansion.

Brendan Hoffman. Mr. Hoffman has served as a director and Chief Executive Officer since October 2015. Prior to joining Vince, Mr. Hoffman most recently served as the Chief Executive Officer and President of Bon-Ton Stores Inc. from February 2012 to August 2014. Previously he was the Chief Executive Officer and President of Lord & Taylor L.L.C. for more than three years where he was credited with revamping the brand. Prior to this, he served six years as President and Chief Executive Officer of Neiman Marcus Direct, a subsidiary of The Neiman Marcus Group Inc., where he oversaw the growth of neimanmarcus.com and the launch and growth of bergdorfgoodman.com. Mr. Hoffman also served as Vice President of Last Call Clearance Division at Neiman Marcus from August 2000 to December 2002 and as a Divisional Merchandise Manager of Bergdorf Goodman Inc. from October 1998 to August 2000. Mr. Hoffman brings to the Board of Directors extensive industry and management experience in retail and fashion.

Marc J. Leder. Mr. Leder has served as a director since April 2014 and as Chairman of the Board of Directors since June 2015. Mr. Leder serves as a Co-Chief Executive Officer of Sun Capital Partners, Inc., a private investment firm he co-founded in 1995. Prior to co-founding Sun Capital Partners, Mr. Leder served as Senior Vice President of Lehman Brothers of New York from 1987 to 1995. Mr. Leder has been engaged in leveraged buyouts, investment banking, and business operations for more than 30 years. Mr. Leder is currently a member of the boards of directors of Sun Capital Advisors, Inc., Coveris, S.A., Berggruen Museum in Berlin and Rush Philanthropic Arts Foundation. Mr. Leder is also co-owner and serves on the board of directors of the Philadelphia 76ers basketball team and the New Jersey Devils hockey team. Mr. Leder brings to the Board of Directors extensive leadership and financial experience.

Donald Roach. Mr. Roach has served as a director since April 2016. Mr. Roach has served as Group Chief Financial Officer of Sun Capital since 2008, other than a leave of absence from August 2014 to April 2015 during which time Mr. Roach served as interim Chief Executive Officer of V&D Group, a Netherlands-based department store that is a Sun Capital portfolio company, from August 2014 to March 2015 and as interim Chief Operating Officer of V&D Group from March 2015 to April 2015. Mr. Roach has over 30 years of experience in senior finance and operations management, including service in the following positions: Senior Vice President, Operations, The Bombay Company, a home décor retailer, from 2002 to 2008; Acting Chief Financial Officer of Guess? Inc. from 2001 to 2002; and Executive Vice President, Chief Operating Officer of eFanShop.com, a start-up internet business, from 2000 to 2001. Mr. Roach brings to the Board of Directors extensive knowledge and experience in retail merchandising and marketing; accounting, finance and capital structure; apparel and consumer goods; and strategic planning and leadership of complex organizations.

Board Composition

The Board of Directors currently consists of eight members and one seat that is currently vacant. Our amended and restated certificate of incorporation provides that the Board of Directors generally shall consist of such number of directors as determined from time to time by resolution adopted by a majority of the total number of directors then in office. Notwithstanding the foregoing, under our amended and restated certificate of incorporation, until such time as the Sun Entities cease to beneficially own 30% or more of the voting power of our then outstanding capital stock entitled to vote generally in the election of directors, Sun Cardinal will have the right to designate a majority of the Board of Directors, to fix the size of the Board of Directors and to designate the Chairman of the Board of Directors and the chairman of each committee of the Board of Directors; provided that, at such time as we are not a “controlled company” under the New York Stock Exchange (“NYSE”) corporate governance standards, a majority of the Board of Directors will be “independent directors,” as defined under the rules of NYSE, subject to the applicable phase-in requirements. See “— Controlled Company and Director Independence.” Until such time as the Sun Entities cease to beneficially own 30% or more of the voting power of the voting stock then outstanding, Sun Cardinal shall also have the ability to fill any vacancy on the Board of Directors, whether resulting from an increase to the board size, death, resignation or removal. Thereafter, only the Board of Directors shall be authorized to fill such vacancies. Additionally, even if the Sun Entities cease to beneficially own at least 30% of the voting power of the voting stock then outstanding, directors previously designated by Sun Cardinal shall have the right to serve the remainder of their respective terms, unless they are otherwise removed for cause in accordance with the terms of our amended and restated certificate of incorporation.

The Board of Directors is divided into three classes, with one class being elected at each year’s annual meeting of stockholders. Following the expiration of the initial term of a class of directors, each class of directors will serve a three-year term. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors.

Controlled Company and Director Independence

Our common stock is listed on NYSE.

Affiliates of Sun Capital currently control a majority of the voting power of our outstanding common stock. As a result, we are a “controlled company” under the NYSE corporate governance standards. As a controlled company, exemptions under the standards free us from the obligation to comply with certain corporate governance requirements, including the requirements:

•	that a majority of the Board of Directors consists of “independent directors,” as defined under the NYSE rules;

•	that we have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•	that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	that we conduct annual performance evaluations of the Nominating and Corporate Governance Committee and the Compensation Committee.

These exemptions do not modify the independence requirements for the Audit Committee. The Audit Committee members must satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the listing standards of NYSE.

The Board of Directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, the Board of Directors has determined that each of Mr. Bowman, Mr. Griffith and Ms. Ulasewicz is “independent” as that term is defined under Rule 10A-3 under the Exchange Act as well as the applicable listing standards of NYSE. In making these determinations, the Board of Directors considered the current and prior relationships that each such director has with the Company and all other facts and circumstances the Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each such director, and the transactions involving them that would be described in the section titled “Certain Relationships and Related Party Transactions,” if any.

Once we are no longer a “controlled company,” we must comply with the independent board committee requirements as they relate to the Compensation Committee and the Nominating and Corporate Governance Committee to be phased in as follows: (1) one independent committee member at the time we are no longer a “controlled company”; (2) a majority of independent committee members within 90 days of the time we are no longer a “controlled company”; and (3) all independent committee members within one year of the time we are no longer a “controlled company.” In addition, we will have 12 months from the date we cease to be a “controlled company” to have a majority of independent directors on the Board of Directors.

Board Leadership Structure

Mr. Leder serves as the Chairman of the Board of Directors. Under our amended and restated certificate of incorporation, until such time as the Sun Entities cease to beneficially own 30% or more of the voting power of our then outstanding capital stock entitled to vote generally in the election of directors, Sun Cardinal, an affiliate of Sun Capital, has the right to designate the Chairman of the Board of Directors. Mr. Leder was designated as the Chairman of the Board of Directors by Sun Cardinal in June 2015.

As set forth in our corporate governance guidelines, the Board of Directors recognizes that depending on future circumstances, other leadership structures may become more appropriate for the Company. Accordingly, the Board of Directors will continue to periodically review its leadership structure.

Board Meetings and Committees

During fiscal 2015, the Board of Directors held five regular meetings and three special meetings and each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee held five, seven and four meetings, respectively. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of the Board of Directors on which he or she served during the periods that he or she served.

Pursuant to our corporate governance guidelines, our directors are expected to attend the annual meeting of stockholders and all or substantially all of the Board of Directors meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities.

The Board of Directors has established the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The composition and responsibilities of each of the committees are described below. Members will serve on these committees until their resignation or otherwise determined by the Board of Directors.

Audit Committee

The Audit Committee is responsible for, among other matters: (1) appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm; (2) discussing with our independent registered public accounting firm their independence from management; (3) reviewing with our independent registered public accounting firm the scope and results of their audit; (4) approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm; (5) overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC; (6) reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; (7) establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; and (8) reviewing and approving related person transactions.

The Audit Committee currently consists of Mr. Bowman, Mr. Griffith and Ms. Ulasewicz. Mr. Bowman is currently the chairman of the Audit Committee. The Board of Directors has determined that all members of the Audit Committee qualify as independent directors according to the rules and regulations of the SEC with respect to audit committee membership. The Board of Directors has also determined that Mr. Bowman qualifies as an “audit committee financial expert,” as such term is defined in Item 401(h) of Regulation S-K under Securities Act of 1933, as amended (the “Securities Act”). The Board of Directors adopted a written charter for the Audit Committee, which is available on our corporate website at www.vince.com. Our website is not part of this Proxy Statement.

Compensation Committee

The Compensation Committee is responsible for, among other matters: (1) reviewing key corporate compensation goals, policies, plans and programs; (2) reviewing and approving the compensation of our chief executive officer and other named executive officers; (3) reviewing and approving employment agreements and other similar arrangements between us and our named executive officers; and (4) administering stock plans and other incentive compensation plans (including the Vince Holding Corp. 2013 Omnibus Incentive Plan (the “Vince 2013 Incentive Plan”) and the 2013 Employee Stock Purchase Plan (“Vince ESPP”)). Pursuant to its charter, the Compensation Committee may also delegate any of its responsibilities to one or more subcommittees to the extent it deems appropriate and allowed by applicable law.

The Compensation Committee currently consists of Ms. Ulasewicz, Mr. Borell and Mr. Roach. Ms. Ulasewicz is currently the chairman of the Compensation Committee. The Board of Directors adopted a written charter for the Compensation Committee, which is available on our corporate website at www.vince.com. Our website is not part of this Proxy Statement.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for, among other matters: (1) identifying individuals qualified to become members of the Board of Directors, consistent with criteria approved by the Board of Directors; (2) overseeing the organization of the Board of Directors so that it can satisfy its duties and responsibilities properly and efficiently; (3) identifying best practices and recommending corporate governance principles; (4) reviewing and approving the compensation of our directors; and (5) developing and recommending to the Board of Directors a set of corporate governance guidelines and principles applicable to us.

The Nominating and Corporate Governance Committee currently consists of Messrs. Griffith, Borell and Roach. Mr. Griffith is currently the chairman of the Nominating and Corporate Governance Committee. The Board of Directors adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our corporate website at www.vince.com. Our website is not part of this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

Mark Brody served as a director from April 2014 until April 2016, including serving as a member of the Compensation Committee. During fiscal 2015, Mr. Brody served as our Interim Chief Financial Officer and Treasurer from June 25, 2015 to September 1, 2016, and served as our Interim Chief Executive Officer from September 1, 2015 to October 21, 2015. Mr. Brody continued to serve on the Compensation Committee during that time, however, Mr. Brody did not vote on any matters brought before the Compensation Committee during that time. Other than Mr. Brody, none of our officers or employees served as a member of the Compensation Committee during fiscal 2015. None of our executive officers currently serves, or in the past has served, as a member of a compensation committee of any entity that has one or more executive officers serving on the Board of Directors or the Compensation Committee or as a director of any entity that has one or more executive officers serving on the Compensation Committee.

Other Committees

The Board of Directors may establish other committees as it deems necessary or appropriate from time to time.

Code of Business Conduct and Ethics and Corporate Governance Guidelines

We adopted a code of business conduct and ethics applicable to our principal executive, financial and accounting officers and all persons performing similar functions, as well as corporate governance guidelines. Copies of the code of business conduct and ethics as well as the corporate governance guidelines are available on our corporate website at www.vince.com. We expect that any amendments to the code or the guidelines, or any waivers of their respective requirements, will be disclosed on our website. Our website is not part of this Proxy Statement.

Risk Oversight

The Board of Directors oversees the risk management activities designed and implemented by our management. The Board of Directors executes its oversight responsibility for risk management both directly and through its committees. The Board of Directors also considers specific risk topics, including risks associated with our strategic plan, business operations and capital structure.

The Board of Directors has delegated to the Audit Committee oversight of our risk management process. The Audit Committee receives detailed regular reports from members of our senior management and other associates that include assessments and potential mitigation of the risks and exposures involved with their respective areas of responsibility. Our other board committees also consider and address risk as they perform their respective committee responsibilities. All committees report to the full Board of Directors as appropriate, including when a matter rises to the level of a material or enterprise level risk.

Considerations in Evaluating Director Nominees

The Board of Directors is responsible for nominating members for election to the Board of Directors and for filling vacancies on the Board of Directors that may occur between annual meetings of stockholders. The Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending candidates to the Board of Directors for board membership. When formulating its Board of Directors membership recommendations, the Nominating and Corporate Governance Committee may also consider advice and recommendations from others, including stockholders, as it deems appropriate.

The Nominating and Corporate Governance Committee has not identified specific minimum qualifications that must be met for a person to be considered as a candidate for director; however, the Nominating and Corporate Governance Committee and the Board of Directors believe that the Board of Directors should be composed of individuals with knowledge and experience in many substantive areas that impact our business. The following areas are the most important to us: fashion and consumer goods; retail and wholesale; marketing and merchandising; sales and distribution; international business development; strategic planning and leadership of complex organizations; accounting, finance, and capital structure; legal/regulatory and government affairs; operations and supply chain management; talent management; and board practices of other major corporations. The Nominating and Corporate Governance Committee and the Board of Directors review these factors, and diversity, in considering candidates for directorship.

We believe that all of our current board members possess the professional and personal qualifications necessary for board service, and have highlighted in the individual biographies above the specific experience, attributes and skills that led to the conclusion that each board member should serve as a director.

Stockholder Recommendations for Nominations to the Board of Directors

The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders. Pursuant to the Company’s amended and restated bylaws, stockholders who wish to nominate a candidate for election at our annual meeting of stockholders to be held in 2017 may do so by delivering a written notice, no earlier than the close of business on February 2, 2017 and no later than the close of business on March 3, 2017, to Vince Holding Corp., 500 Fifth Avenue, 20th Floor, New York, NY 10110, Attention: Secretary. Any stockholder of record or beneficial owner of common stock proposing such a nomination must (i) be a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to notice of and to vote at our annual meeting of stockholders in 2017 and (ii) comply with the applicable notice procedures set forth in the Company’s amended and restated bylaws.

The Company’s amended and restated bylaws require that certain information must be included in the notice provided to the Company’s Secretary regarding the nomination and the stockholder giving the notice, the beneficial owner on whose behalf the notice is made, if any, and any affiliate or associate of the stockholder or the beneficial owner or by any immediate family of the stockholder sharing the same household (collectively, the “Nominating Person”). The information required to be set forth in such notice includes (i) the name and address of the Nominating Person as they appear on the Company’s books, (ii) information regarding the common stock owned, directly or indirectly, beneficially or of record by the Nominating Person, (iii) whether and the extent to which any derivative or other instrument, transaction, agreement or arrangement has been entered into by or on behalf of the Nominating Person with respect to the common stock and certain additional information relating to any such instrument, transaction, agreement or arrangement as described in the Company’s amended and restated bylaws, and (iv) any other information relating to the Nominating Person that would be required to be disclosed in a proxy statement or other filings made with the SEC in connection with the solicitation of proxies with respect to such business. The notice must also include a representation that the Nominating Person intends to appear in person or by proxy at our annual meeting of stockholders in 2017 to nominate the person named in the notice.

The Company’s amended and restated bylaws also require that the notice provide certain information regarding the candidate whom the Nominating Person proposes to nominate as a director, including (i) certain biographical information, such as name, age, business and residential address and principal occupation, (ii) a description of all agreements, arrangements or understandings (including any anticipated benefits to the Nominating Person as a result of the nomination) between or among the Nominating Person and the candidate and any other person in connection with the proposed nomination, (iii) the information that would be required to be provided if the candidate were a Nominating Person and (iv) any other information regarding the candidate, including the written consent of the candidate indicating that the candidate is willing to be named in the proxy statement as a nominee and serve as a director if elected, that would be required to be disclosed in a proxy statement or other filings made with the SEC in connection with the solicitation of proxies for director elections.

For a complete description of the procedures and disclosure requirements to be complied with by stockholders in connection with submitting director nominations, stockholders should refer to the Company’s amended and restated bylaws filed with the SEC as Exhibit 3.1 to the Company’s Current Report on Form 8-K on November 27, 2013.

The Nominating and Corporate Governance Committee will consider director candidates timely submitted by the Company’s stockholders in accordance with the notice provisions and procedures set forth in the Company’s amended and restated bylaws, and shall apply the same criteria to the evaluation of those candidates as the Committee applies to other director candidates.

No candidates for director nominations were submitted by any stockholder in connection with the Annual Meeting.

Communications with the Board of Directors

Interested parties wishing to communicate with the Board of Directors or with an individual member or members of the Board of Directors may do so by writing to the Board of Directors or to the particular member or members of the Board of Directors, and mailing the correspondence to Vince Holding Corp., Attn: General Counsel, 500 Fifth Avenue, 20th Floor, New York, NY 10110. Each communication should set forth (i) the name and address of the stockholder, as it appears on our books, and if the shares of our common stock are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the number of shares of our common stock that are owned of record by the record holder and beneficially by the beneficial owner.

Our General Counsel, in consultation with appropriate members of the Board of Directors and management, as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of the Board of Directors, or if none is specified, to the Chairman of the Board of Directors.

Director Compensation

All members of the Board of Directors that are not employed by us or by any of the Sun Entities are entitled to receive compensation for their services to the Board of Directors and related committees pursuant to the policy described below.

The annual cash fees paid to our non-employee directors and directors not employed by any of the Sun Entities is as follows:

Description	Amount
Annual Retainer (1)	$50,000
Retainer for Chair of Committee (1)	$15,000 for chairing the Audit Committee; $10,000 for chairing the Compensation Committee; and $5,000 for chairing the Nominating and Corporate Governance Committee

(1)	The applicable amount(s) are paid upon the election or appointment of the individual to the Board of Directors or to the applicable board committee chair position, with such amount calculated on a pro rata basis for the first year of service.

All directors are also entitled to be reimbursed for their reasonable out-of-pocket expenses incurred to attend meetings of the Board of Directors and related committees.

In addition, our non-employee directors and directors not employed by any of the Sun Entities are entitled to receive on an annual basis a grant of $75,000 worth of restricted stock units. These restricted stock units vest over a three-year period from the grant date and are settled in shares of our common stock. Each eligible director elected or appointed to the Board of Directors receives a pro rata amount of the annual grant for the first year in which he or she serves on the Board of Directors based on the date such director is elected or appointed.

During fiscal 2015, Messrs. Bowman and Griffith and Ms. Ulasewicz were our only non-employee directors who were also not employed by any of the Sun Entities. The compensation earned during fiscal 2015 by Messrs. Bowman and Griffith and Ms. Ulasewicz for serving as a member of the Board of Directors and committees thereof is set forth in the following table:

Name	Fees Earned or Paid in Cash		Stock Awards		All Other Compensation	Total
Robert A. Bowman	$65,000	(1)	$38,319	(4)	$—	$103,319
Jerome Griffith	$55,000	(2)	$38,319	(4)	$—	$93,319
Eugenia Ulasewicz	$60,000	(3)	$84,174	(4)	$—	$144,174

(1)	Represents annual and committee chair retainers paid to Mr. Bowman for his service as a member of the Board of Directors as well as the chairman of the Audit Committee.
(2)	Represents annual and committee chair retainers paid to Mr. Griffith for his service as a member of the Board of Directors as well as the chairman of the Nominating and Corporate Governance Committee.
(3)	Represents annual and committee chair retainers paid to Ms. Ulasewicz for her service as a member of the Board of Directors as well as the chairman of the Compensation Committee.
(4)	Represents the grant date fair value, calculated in accordance with FASB ASC Topic 718, of (i) the 8,385 restricted stock units granted under the Vince 2013 Incentive Plan to each of Messrs. Bowman and Griffith as an annual grant for their services as members of the Board of Directors; and (ii) the 5,341 restricted stock units granted to Ms. Ulasewicz as an annual grant for her service as a member of the Board of Directors.

Director and Officer Indemnification and Limitation of Liability

Our amended and restated bylaws provide that we indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”). In addition, our amended and restated certificate of incorporation and the DGCL provide that our directors will not be liable for monetary damages for breach of fiduciary duty, except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders or (ii) for acts or omissions not in good faith or acts or omissions that involve intentional misconduct or a knowing violation of law.

In addition, we have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under the DGCL.

There is no pending litigation or proceeding naming any of our directors or officers to which indemnification is being sought, and we are not aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP, an independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending January 28, 2017. During fiscal 2015, PricewaterhouseCoopers LLP served as our independent registered public accounting firm.

Notwithstanding the appointment of PricewaterhouseCoopers LLP and even if our stockholders ratify the appointment, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. At the Annual Meeting, our stockholders are being asked to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 28, 2017. The Audit Committee is submitting the appointment of PricewaterhouseCoopers LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance.

Representatives of PricewaterhouseCoopers LLP will telephonically attend the Annual Meeting and will be available to respond to appropriate questions from our stockholders.

The ratification of the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal.

Audit and Related Fees

The following table presents fees for professional audit services and other services rendered to us by PricewaterhouseCoopers LLP for fiscal 2015 and fiscal 2014:

	Fiscal 2015	Fiscal 2014
Audit Fees (1)	$1,025,000	$656,812
Audit Related Fees (2)	—	—
Tax Fees (3)	52,000	145,661
All Other Fees (4)	4,500	—

Total audit and related fees	$1,081,500	$802,473

(1)	These amounts represent fees and related expenses billed or expected to be billed by PwC for professional services rendered for the audits of the Company’s annual consolidated financial statements for fiscal 2015 and fiscal 2014 and the reviews of interim period financial statements included in the Company’s quarterly reports on Form 10-Q. Audit Fees for fiscal 2014 also include professional services rendered in connection with our Registration Statement on Form S-1 in connection with a secondary offering of our common stock by certain of our stockholders completed in July 2014.
(2)	Audit-Related Fees represent fees and related expenses billed or expected to be billed by PricewaterhouseCoopers LLP for assurance and related services that are reasonably related to the performance of the audit of the Company’s consolidated financial statements and are not reported under “Audit Fees” above.
(3)	Tax Fees consist of fees and related expenses incurred for professional services rendered by PricewaterhouseCoopers LLP for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and local jurisdictions.
(4)	All Other Fees are costs for research software.

Auditor Independence

The Audit Committee has considered whether the provision of the above-noted services is compatible with maintaining the auditor’s independence and has determined that the provision of such services has not adversely affected the auditor’s independence.

Policy and Audit Committee Pre-Approval of Audit and Permitted Non-Audit Services

The Audit Committee has established policies and procedures regarding the pre-approval of audit and other services that our independent auditor may perform for us, subject to the SEC rules which provide that certain non-audit services accounting for less than five percent of the total fees paid to the independent auditor be approved by the Audit Committee retroactively. In accordance with the charter of the Audit Committee, approval can be made by the chair of the Audit Committee (or any member of the Audit Committee if the chair is not available) in between committee meetings and is required to disclose the pre-approved services to the Audit Committee at the next scheduled meeting.

The Board of Directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is a committee of the Board of Directors comprised solely of independent directors as required by the listing standards of NYSE and the rules and regulations of the SEC. The Audit Committee operates under a written charter approved by the Board of Directors, which is available on our website at www.vince.com. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter and the Audit Committee’s performance on an annual basis.

With respect to the Company’s financial reporting process, the management of the Company is responsible for (1) establishing and maintaining internal controls and (2) preparing the Company’s consolidated financial statements. Our independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for auditing these financial statements. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare our financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the Audit Committee has:

•	reviewed and discussed the audited financial statements with management and PricewaterhouseCoopers LLP;

•	discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the statement on Auditing Standards No. 16, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), and as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•	received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence.

Based on the Audit Committee’s review and discussions with management and PricewaterhouseCoopers LLP, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended January 30, 2016 for filing with the SEC.

Respectfully submitted by the members of the Audit Committee of the Board of Directors:

Robert A. Bowman (Chair)

Jerome Griffith

Eugenia Ulasewicz

This report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

EXECUTIVE OFFICERS

Below is the current list of names, ages (as of June 2, 2016) and a brief overview of the business experience of our executive officers:

Name	Age	Position/Title
Brendan Hoffman	47	Chief Executive Officer and Director
David Stefko	59	Chief Financial Officer
Katayone Adeli	47	Artistic Director
Melissa Wallace	57	Senior Vice President, Human Resources

Brendan Hoffman. See “Board of Directors and Corporate Governance — Continuing Directors — Brendan Hoffman” for Mr. Hoffman’s biography.

David Stefko. Mr. Stefko has served as our Chief Financial Officer since September 2015. Mr. Stefko has 28 years of senior finance and executive management experience. Prior to joining Vince, Mr. Stefko served as Group Chief Financial Officer at Sun Capital since September 2011. Prior to Sun Capital, Mr. Stefko served as Senior Vice President, Chief Financial Officer & Chief Administrative Officer of Things Remembered, a national multichannel specialty retailer. Prior to Things Remembered, he served as either Chief Financial Officer or Vice President, Finance for various operating divisions of Cole National, lastly serving as Chief Financial Officer of Pearle Vision, a leading eyecare provider. Prior to Cole National, Mr. Stefko spent 14 years with Sherwin-Williams in various consumer product, manufacturing and corporate divisions, and the last 6 years as Chief Financial Officer of the Consumer Brands Division. Mr. Stefko started his career with Ernst & Young.

Katayone Adeli. Ms. Adeli has served as our Artistic Director since January 2015 and was designated an executive officer in February 2016. Ms. Adeli has over 15 years of experience in design. Prior to joining Vince, Ms. Adeli was the Creative Director at Helmut Lang since July 2014. Prior to Helmut Lang, Ms. Adeli managed her own fashion business for over six years.

Melissa Wallace. Ms. Wallace has served as our Senior Vice President, Human Resources since January 2015. Previously, Ms. Wallace served as Group Senior Vice President, Human Resources for Fast Retailing USA since March 2012, where she supported Uniqlo USA Retail, Global Uniqlo e-commerce, Global Uniqlo Creative/Innovation Center, Theory, Helmut Lang, Comptoire des Cotonniers and JBrand. Prior to joining Fast Retailing, Ms. Wallace served as Senior Vice President, Talent for Under Armour from 2007 to 2012. Prior to this, Ms. Wallace served as Vice President, Human Resources for Party City from 2002 to 2007. Previously, Ms. Wallace served as Vice President, Human Resources for Liz Claiborne from 1994 to 2001. From 1992 to 1994, Ms. Wallace served as Director of Human Resources for United Retail Group, supporting Sizes Unlimited and Avenue stores. Prior to joining United Retail Group, Ms. Wallace worked for Big M Inc. for ten years serving as Director of Human Resources, where she supported Mandee Shops and Annie Sez stores.

Family Relationships

There are no family relationships between any of our executive officers or directors.

EXECUTIVE COMPENSATION

The following section provides compensation information pursuant to the scaled disclosure rules applicable to “emerging growth companies” under the rules of the SEC and may contain statements regarding future individual and company performance targets and goals. These targets and goals are disclosed in the limited context of the Company’s executive compensation program and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts. Our Named Executive Officers (the “Named Executive Officers”) for fiscal 2015 and the positions they held with us during fiscal 2015 are set forth below:

Name	Position/Title
Brendan Hoffman (1)	Chief Executive Officer and Director (Principal Executive Officer)
David Stefko (2)	Chief Financial Officer
Michele Sizemore (3)	Former Senior Vice President, Operations
Mark E. Brody (4)	Former Interim Chief Executive Officer (Former Interim Principal Executive Officer)
Jill Granoff (5)	Former Chief Executive Officer (Former Principal Executive Officer)
Lisa Klinger (6)	Former Chief Financial Officer and Treasurer
Karin Gregersen (7)	Former President and Chief Creative Officer

(1)	Mr. Hoffman was appointed Chief Executive Officer on October 22, 2015.
(2)	Mr. Stefko served as Interim Chief Financial Officer and Treasurer from September 1, 2015 until January 13, 2016 and served as Chief Financial Officer for the remainder of fiscal 2015.
(3)	Ms. Sizemore served as Senior Vice President, Operations for the entire fiscal 2015, departing on March 9, 2016.
(4)	Mr. Brody served as Interim Chief Executive Officer from September 1, 2015 until October 21, 2015. Mr. Brody served as a member of the Board of Directors during his appointment as an interim executive officer of the Company and thereafter until he resigned from the Board of Directors on April 15, 2016.
(5)	Ms. Granoff served as Chairman and Chief Executive Officer from February 1, 2015 until September 1, 2015.
(6)	Ms. Klinger served as Chief Financial Officer and Treasurer from February 1, 2015 until June 25, 2015.
(7)	Ms. Gregersen served as President and Chief Creative Officer from February 1, 2015 until July 16, 2015.

Overview

Our Compensation Committee is responsible for making compensation decisions for our executive officers and directors. Our Compensation Committee also considers input from our Chief Executive Officer, who provides compensation recommendations to the Compensation Committee for executives other than himself or herself based on the considerations mentioned herein. In connection with our initial public offering, we assumed from Kellwood its obligations under the employment agreements with our executive officers to which Kellwood was a party. See “— Employment Agreements” for additional information. Additionally, in connection with the pricing of our initial public offering on November 21, 2013, we assumed Kellwood’s remaining obligations under its 2010 Stock Option Plan (the “2010 Option Plan”) with respect to prior grants (whether vested or unvested) made to our executive officers and made equity grants under the Vince 2013 Incentive Plan to certain of our executive officers and employees and to our non-employee directors. We continue to grant additional long-term equity incentives to our executives under the Vince 2013 Incentive Plan, as described below under “— Vince 2013 Incentive Plan.”

Our Compensation Committee reviews compensation elements and amounts for our Named Executive Officers on an annual basis and at the time of a promotion or other change in level of responsibilities, as well as when competitive circumstances or business needs may require. Accordingly, the compensation paid to our Named Executive Officers for fiscal 2015 may not necessarily be indicative of how we may compensate our Named Executive Officers in future years.

Executive Compensation Design Overview

Our executive compensation programs have historically been designed to provide competitive total compensation opportunities. They were designed to align pay with achievement of our annual and long-term financial and operational goals and recognize individual achievement. In setting pay levels, we reviewed published survey information and other available compensation data that was specific to companies of similar size or positioning in our industry. As currently structured, our executive compensation program is designed to:

•	provide aggregate compensation that reflects the market compensation for executives with similar responsibilities in similar companies with appropriate adjustments to reflect the experience, performance and other distinguishing characteristics of specific individuals;

•	be commensurate with our short-term and long-term financial performance;

•	be aligned with the value for stockholders; and

•	provide a competitive compensation opportunity that enables us to attract and retain key executive talent.

We believe that an important criterion for the determination of the aggregate value of our compensation program and the allocation of such value among the various elements of our compensation plans is market data on the amounts, allocations and structures utilized by similarly situated companies for positions of comparable responsibility.

Prior to our initial public offering, Aon Hewitt (“Aon”), the Compensation Committee’s compensation consultant, prepared a comprehensive analysis of our compensation packages for our executive officers (including our Named Executive Officers at that time), to compare the specific elements of compensation and the aggregate value with a group of peer companies selected by Aon and assisted us in establishing the elements of our compensation program for fiscal 2014. We also collaborated with Aon, using the results of their benchmarking study, to develop the elements of our executive compensation program for fiscal 2015.

In addition to cash compensation, our current compensation program includes grants under the Vince 2013 Incentive Plan and offerings pursuant to the Vince ESPP pursuant to which Vince employees, including executive officers, can purchase shares of our common stock at a discount of 10% to the closing price of our common stock on the New York Stock Exchange on the last day of the applicable option period.

Risk Assessment and Compensation Practices

Our management assesses and discusses with the Board of Directors our compensation policies and practices for our employees as they relate to our overall risk management and, based upon this assessment, we believe that any risks arising from such policies and practices are not reasonably likely to have a material adverse effect on us.

Compensation of Named Executive Officers

Base Salaries. The Compensation Committee reviews the base salaries of our executive officers, including the Named Executive Officers, at least annually and makes adjustments as it determines to be reasonable and necessary. The base salaries of the Named Executive Officers who were employed by Vince as of the end of fiscal 2015 were as follows:

Named Executive Officer	Base Salary
Brendan Hoffman, Chief Executive Officer and Director	$900,000
David Stefko, Chief Financial Officer	$625,000
Michele Sizemore, Former Senior Vice President, Operations	$520,000

Cash Bonuses. With respect to services rendered during fiscal 2014, the Compensation Committee adopted the 2014 Short-Term Incentive Program (the “2014 Bonus Plan”) as our annual cash bonus plan. Under the 2014 Bonus Plan, the performance metric for the revenue component was net sales, and this metric had a weight of 25% for the bonus determination. The remaining 75% of the bonus determination was based on operating income. A target annual award of opportunity (the “Target”) was expressed as a percentage of each executive’s base salary. The payout opportunity for the Named Executive Officers under the 2014 Bonus Plan was 50% of the Target for reaching certain threshold amounts, 100% of the Target for reaching certain target amounts and 200% of the Target for reaching certain maximum amounts, all set forth under the 2014 Bonus Plan.

With respect to services rendered during fiscal 2015, the Compensation Committee adopted the 2015 Short-Term Incentive Program (the “2015 Bonus Plan”) as our annual cash bonus plan. Under the 2015 Bonus Plan, the performance metric for the revenue component was net sales, which had a weight of 25% for the bonus determinations. The remaining 75% of the bonus determination was based on operating income. The payout opportunity for the Named Executive Officers under the 2015 Bonus Plan was 50% of the Target for reaching certain threshold amounts, 75% of the Target for reaching certain target amounts and 200% of the Target for reaching certain maximum amounts. The threshold amounts as prescribed under the 2015 Bonus Plan were not achieved during fiscal 2015 and none of the Named Executive Officers received any payout under the plan.

2010 Option Plan. Options granted under the 2010 Option Plan, as amended in connection with the initial public offering, (i) vest over a five year period at a rate of 20% per year measured from the grant date and (ii) expire on the earlier of the tenth anniversary of the grant date or upon termination of employment for cause. On November 21, 2013 (immediately prior to the pricing of our initial public offering), Vince Holding Corp. assumed all of Kellwood’s remaining obligations under the 2010 Option Plan with respect to options previously granted thereunder to our executive officers. After giving effect to this assumption and the consummation of the initial public offering as well as the related restructuring transactions, the options previously granted to our Named Executive Officers under the 2010 Option Plan became options to acquire shares of Vince Holding Corp. common stock at the specified exercise prices. As of the end of fiscal 2015, Ms. Sizemore and Ms. Granoff were the only Named Executive Officers that held options granted under the 2010 Plan. Ms. Sizemore held options to acquire 52,422 shares of our common stock with an exercise price of $6.64, of which unvested options to acquire 31,454 shares of our common stock were forfeited at the time of her departure and vested options to acquire 20,968 shares of our common stock remain exercisable until April 30, 2016 pursuant to the terms of the applicable grant agreement. Ms. Granoff held vested options to acquire 768,230 shares of our common stock which remain exercisable until September 1, 2016 pursuant to the terms of the applicable grant agreement.

One hundred percent of any outstanding and unvested shares granted under the 2010 Option Plan will vest upon a “Sale of the Company.” Sale of the Company is defined as (i) any consolidation, merger or other transaction in which Vince Holding Corp. is not the surviving entity or which results in the acquisition of all or substantially all of Vince Holding Corp.’s outstanding shares of common stock by a single person or entity or by a group of persons or entities acting in concert; (ii) any sale or transfer of all or substantially all of our assets (excluding, however, for this purpose any real estate “sale-lease back” transaction); or (iii) the date that (A) more than fifty percent (50%) of the shares of voting stock of the surviving or acquiring entity is owned and/or controlled (by agreement or otherwise), directly or indirectly, by a single person or entity or by a group of persons or entities acting in concert other than Sun Capital or its affiliates; and (B) Sun Capital or its affiliates no longer control the Board of Directors; provided, however, that the term “sale” shall not include transactions either (x) with affiliates of Vince Holding Corp. or Sun Capital (as determined by the Board of Directors in its good faith sole discretion) or (y) pursuant to which more than fifty percent (50%) of the shares of voting stock of the surviving or acquiring entity is owned and/or controlled (by agreement or otherwise), directly or indirectly, by Sun Capital or its affiliates. The restructuring transactions consummated immediately prior to our initial public offering did not constitute a “Sale of the Company” and did not result in the vesting of options previously granted under the 2010 Option Plan.

Vince 2013 Incentive Plan. During fiscal 2014, each of Ms. Granoff, Ms. Klinger and Ms. Gregersen was granted options to acquire 136,855 shares, 34,214 shares and 64,151 shares of our common stock, respectively.

These options had an exercise price equal to $33.95. The options vested over the course of four years at the rate of 25% each year on each anniversary of the grant date, beginning on the first anniversary of the grant date, so long as each respective Named Executive Officer remains continuously employed with us through each such vesting date. As of the end of fiscal 2014, none of these options had vested. Upon the departure of each of Ms. Granoff, Ms. Klinger and Ms. Gregersen, any vested options remained exercisable for 30 days after any applicable blackout period and expired if not exercised, and any unvested options were forfeited.

During fiscal 2015, Mr. Hoffman and Mr. Stefko were granted options to acquire 500,000 shares and 225,000 shares of our common stock, respectively. These options had an exercise price of $3.99 and $4.44, respectively. The options vest over the course of four years at the rate of 25% each year on each anniversary of the grant date, beginning on the first anniversary, so long as Mr. Hoffman or Mr. Stefko, respectively, remains continuously employed with us through each such vesting date. None of the other Named Executive Officers received new equity grants during fiscal 2015 under the Vince 2013 Incentive Plan.

On October 2, 2015, the Company completed a tender offer to exchange certain options granted under the Vince 2013 Incentive Plan, whether vested or unvested, and held by eligible employees for new options granted under the Vince 2013 Incentive Plan with a lower exercise price and new vesting schedule. The exchange ratio for this offer was one-to-one (one stock option exchanged for every one new stock option granted). As a result of the tender offer, Ms. Sizemore’s options to acquire 34,214 shares of our common stock with an exercise price $33.95 and options to acquire 28,518 shares of our common stock with an exercise price of $20.00 were cancelled and exchanged for options to acquire 62,732 shares of our common stock with an exercise price of $3.60. Subsequently, at the time of Ms. Sizemore’s departure, all of such options, none of which were vested, were forfeited in accordance with the terms of the applicable grant agreement. None of the other Named Executive Officers were eligible to participate in the tender offer.

Summary Compensation Table

The following table provides information regarding the total compensation for services rendered during fiscal years 2015 and 2014 in all capacities that was earned by our Named Executive Officers.

Name and Principal Position	Year	Salary ($)		Bonus ($)			Option Awards ($) (1)		Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Brendan Hoffman Chief Executive Officer and Director (Principal Executive Officer)	2015	$248,242	(2)		$—		$785,500	(3)	$—		$5,045	(4)	$1,038,787

David Stefko Chief Financial Officer	2015	$224,563	(5)		$50,000	(6)	$395,550	(7)	$—		$92,767	(8)	$762,880

Michele Sizemore Former Senior Vice President, Operations	2015	$522,088	(9)		$—		$83,388	(10)	$—		$10,263	(11)	$615,739

Mark E. Brody Former Interim Chief Executive Officer (Former Interim Principal Executive Officer)	2015	$289,865	(12)		$—		$—		$—		$95,032	(13)	$384,897

Jill Granoff Former Chief Executive Officer (Former Principal Executive Officer)

	2015	$604,396	(14)		$—		$—		$—		$461,212	(15)	$1,065,608
	2014	$1,000,000			$—		$2,000,000	(16)	$1,132,172	(17)	$15,529	(18)	$4,147,701

Lisa Klinger Former Chief Financial Officer and Treasurer
	2015	$210,659	(19)	$			$—		$—		$434,268	(20)	$644,927
	2014	$500,000			$—		$500,000	(21)	$339,652	(22)	$29,731	(23)	$1,369,383

Karin Gregersen Former President and Chief Creative Officer
	2015	$360,989	(24)		$—		$—		$—		$460,723	(25)	$821,712
	2014	$750,000			$—		$937,500	(26)	$509,478	(27)	$15,029	(28)	$2,212,007

(1)	Amounts in column represent the aggregate grant date fair value of the options, computed in accordance with FASB ASC Topic 718. All assumptions made in the valuation are discussed in Note 9 of our audited consolidated financial statements included in the Annual Report accompanying this Proxy Statement.

(2)	Amounts reflect the salary earned for services rendered as Chief Executive Officer from October 22, 2015 through the end of fiscal 2015. His current annual base salary rate is $900,000.
(3)	Amounts reflect a grant of options to acquire 500,000 shares of our common stock under the Vince 2013 Incentive Plan on October 22, 2015 with an exercise price of $3.99.
(4)	Amounts reflect a clothing allowance, 401(k) contributions made by the Company and executive life insurance premiums paid by the Company.
(5)	Amounts reflect the salary earned for services rendered (i) from September 1, 2015 until January 13, 2016 as Interim Chief Financial Officer and Treasurer and (ii) from January 14, 2016 through the end of fiscal 2015 as the permanent Chief Financial Officer. As Interim Chief Financial Officer and Treasurer, Mr. Stefko was paid a monthly salary of $43,333.33. His current salary as Chief Financial Officer is $625,000.
(6)	Amounts reflect a sign-on bonus paid to Mr. Stefko upon his appointment as the permanent Chief Financial Officer.
(7)	Amounts reflect a grant of options to acquire 225,000 shares of common stock under the Vince 2013 Incentive Plan on January 14, 2016 with an exercise price of $4.44.
(8)	Amounts reflect relocation and housing benefits and tax gross-up of such expenses, the value of a clothing allowance and executive life insurance premiums paid by the Company.
(9)	Amounts reflect the salary earned by Ms. Sizemore as Senior Vice President, Operations for the entire fiscal 2015. Ms. Sizemore departed the Company on March 9, 2016.
(10)	On October 2, 2015 the Company completed a tender offer to exchange certain options under the Vince 2013 Incentive Plan to purchase shares of its common stock, whether vested or unvested, and held by eligible employees for new options granted under the Vince 2013 Incentive Plan with a lower exercise price and new vesting schedule. The exchange ratio for this offer was one-to-one (one stock option exchanged for every one new stock option granted). Amounts reflect the incremental value awarded to Ms. Sizemore as a result of the tender offer in which Ms. Sizemore’s options to acquire 34,214 shares of our common stock with an exercise price $33.95 and options to acquire 28,518 shares of our common stock with an exercise price of $20.00 were cancelled and exchanged for options to acquire 62,732 shares of our common stock with an exercise price of $3.60. Upon Ms. Sizemore’s departure, such options, all of which were unvested, were forfeited pursuant to the terms of the applicable grant agreement.
(11)	Amounts reflect the value of a clothing allowance, 401(k) contributions made by the Company and executive life insurance premiums paid by the Company.
(12)	Amounts reflect salary earned for services rendered as Interim Chief Financial Officer and Treasurer from June 25, 2015 to September 1, 2016 and Interim Chief Executive Officer from September 1, 2015 to October 21, 2015. As both Interim Chief Financial Officer and Treasurer as well as Interim Chief Executive Officer, Mr. Brody was paid a monthly salary of $62,804.17.
(13)	Amounts reflect relocation and housing benefits and tax gross-up of such expenses and executive life insurance premiums paid by the Company.
(14)	Amounts reflect the salary earned by Ms. Granoff while she served as Chief Executive Officer from February 1, 2015 until September 1, 2015. Ms. Granoff’s severance terms are described below under “— Employment Agreements — Jill Granoff, Former Chief Executive Officer.” Ms. Granoff’s base salary at the time of departure was $1,000,000.
(15)	Amounts reflect (i) $406,593 earned in salary continuation pursuant to the terms of Ms. Granoff’s severance; (ii) a clothing allowance, 401(k) contributions made by the Company and executive life insurance premiums paid by the Company during the time Ms. Granoff served as the Chief Executive Officer; and (iii) unused vacation time and the Company’s contributions to her health benefit coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) pursuant to the terms of her severance.
(16)	Amounts reflect a grant of options to acquire 136,855 shares of our common stock with an exercise price of $33.95 under the Vince 2013 Incentive Plan. Upon Ms. Granoff’s departure, such options, all of which were unvested, were forfeited pursuant to the terms of the applicable grant agreement.
(17)	Amounts reflect payments made pursuant to the 2014 Bonus Plan.
(18)	Amounts reflect the value of a clothing allowance, 401(k) contributions made by the Company and executive life insurance premiums paid by the Company.

(19)	Amounts reflect the salary earned by Ms. Klinger while she served as Chief Financial Officer and Treasurer from February 1, 2015 until June 25, 2015. Ms. Klinger’s severance terms are described below under “— Employment Agreements — Lisa Klinger, Former Chief Financial Officer and Treasurer.” Ms. Klinger’s base salary at the time of departure was $520,000.
(20)	Amounts reflect (i) $311,429 earned in salary continuation pursuant to the terms of Ms. Klinger’s severance; (ii) clothing allowance, 401(k) contributions made by the Company and executive life insurance premiums paid by the Company during the time Ms. Klinger served as the Chief Financial Officer and Treasurer; and (iii) unused vacation time and the Company’s contributions to her health benefit under COBRA pursuant to the terms of her severance.
(21)	Amounts reflect a grant of options to acquire 34,214 shares of our common stock with an exercise price of $33.95 under the Vince 2013 Incentive Plan. Upon Ms. Klinger’s departure, such options, all of which were unvested, were forfeited pursuant to the terms of the applicable grant agreement.
(22)	Amount reflects payments made pursuant to the 2014 Bonus Plan.
(23)	Amounts reflect the value of relocation benefits, tax gross-up of moving expenses, a clothing allowance, 401(k) contributions made by the Company and executive life insurance premiums paid by the Company.
(24)	Amounts reflect the salary earned by Ms. Gregersen while she served as President and Chief Creative Officer from February 1, 2015 until July 16, 2015. Ms. Gregersen’s severance terms are described under “— Employment Agreements — Karin Gregersen, Former President and Chief Creative Officer.” Ms. Gregersen’s base salary at the time of departure was $780,000.
(25)	Amounts reflect (i) $422,143 earned in salary continuation pursuant to the terms of Ms. Gregersen’s severance; (ii) a clothing allowance, 401(k) contributions made by the Company and executive life insurance premiums paid by the Company during the time Ms. Gregersen served as the President and Chief Creative Officer; and (iii) unused vacation time and the Company’s contributions to her health benefit coverage under COBRA pursuant to the terms of her severance.
(26)	Amounts reflect a grant of options to acquire 64,151 shares of our common stock with an exercise price of $33.95 under the Vince 2013 Incentive Plan. Upon Ms. Gregersen’s departure, such options, all of which were unvested, were forfeited pursuant to the terms of the applicable grant agreement.
(27)	Amounts reflect payments made pursuant to the 2014 Bonus Plan.
(28)	Amounts reflect the value of a clothing allowance, 401(k) contributions made by the Company and executive life insurance premiums paid by the Company.

Employment Agreements and Severance Agreements

Brendan Hoffman, Chief Executive Officer and Director. The Company and Vince, LLC, the Company’s indirect wholly owned subsidiary, entered into an employment agreement with Mr. Hoffman on October 22, 2015 to serve as Chief Executive Officer. The employment agreement provides for a base salary of $900,000, which may be increased upon an annual review by the Board of Directors or the Compensation Committee. In addition to base salary, Mr. Hoffman is eligible to participate in the Company’s annual incentive plan that provides him with the opportunity to earn a bonus targeted at 100% of his base salary, provided predetermined performance metrics are met, with a threshold bonus opportunity set at 50% of his base salary and maximum bonus opportunity capped at 200% of his base salary. The employment agreement also provides for an initial grant of stock options to acquire 500,000 shares of our common stock and the eligibility to receive additional equity grants, with his first eligibility to be on October 22, 2016, and thereafter at the same time as other executive officers subject to the discretion of the Compensation Committee. Mr. Hoffman is also eligible to receive a long-term cash incentive bonus in the amount of $500,000 for the fiscal year ending January 28, 2017 (“fiscal 2016”). The performance bonus becomes payable only if (i) Mr. Hoffman remains continuously employed through the end of fiscal 2016, (ii) the average daily closing price of the Company’s common stock on the New York Stock Exchange for the last six months of fiscal 2016 is equal to or greater than $10.00. Mr. Hoffman is also eligible to receive a long term cash incentive bonus in the amount of $500,000 for each of the fiscal years ending February 3, 2018, February 2, 2019 and February 1, 2020, which becomes payable only if (i) Mr. Hoffman remains continuously employed through the end of each such fiscal year and (ii) the average daily closing price of the Company’s common stock on the New York Stock Exchange for the last six months of each such fiscal year is equal to or greater than $15.00, $20.00 and $25.00, respectively.

In the event Mr. Hoffman’s employment is terminated without cause or Mr. Hoffman terminates his employment for good reason, he would be eligible to receive (i) any unpaid base salary through his termination date, together with a pro-rated portion of the annual bonus for the year in which his termination occurs and other accrued benefits, (ii) his base salary during a period ending on the 12-month anniversary of his termination date, less any salary received from other full-time employment during such period and (iii) employer portion of the monthly premiums during the salary continuation period associated with the continued health benefit coverage under COBRA upon timely election.

Mr. Hoffman’s employment agreement also provides that, during the term of his employment and for a period of 12 months thereafter, he will not, directly or indirectly, own, manage, operate, control, be employed by (whether as an employee, consultant, independent contractor or otherwise, and whether or not for compensation) or render services to certain of our competitors or any of their successors or affiliates (the “Non-Competition Covenant”). Notwithstanding the foregoing, Mr. Hoffman may be a passive owner of not more than 1% of the equity securities of a publicly traded corporation engaged in a business that is a competitor, so long as he has no active participation in the business of such company. In addition, during such 12 month period, Mr. Hoffman will not, directly or indirectly, individually or on behalf of another person, firm or corporation, solicit, aid or induce any individual or entity that is, or was during the 12-month period immediately prior to termination of his employment for any reason, our customer to terminate or materially reduce its purchase of our goods or services or assist or aid any other persons or entity in doing so. Further, during the 12 month period after the termination of his employment, Mr. Hoffman will not, directly or indirectly, individually or on behalf of another person, firm or corporation, (i) solicit or induce any of our employees, representatives or agents to leave such employment or retention or to accept employment with or render services to or with any other person, firm corporation or other entity unaffiliated with us or hire or retain such employee, representative or agent or take any action to materially assist or aid another person, firm or corporation in identify, hiring or soliciting such employee, representative or agent, or (ii) interfere, or aid or induce any other person or entity in interfering with the relationship between us and any of our vendors, joint venture partners or licensors (“Non-Solicit, Non-Interference Covenant”).

David Stefko, Chief Financial Officer. Vince, LLC entered into an employment agreement with Mr. Stefko on January 12, 2016 to serve as Chief Financial Officer. The employment agreement provides for a base salary of $625,000. In addition to base salary, the employment agreement provides for a one-time signing bonus of $50,000 and the eligibility to participate in the Company’s annual incentive plan that provides him with the opportunity to earn a bonus targeted at 60% of his base salary. The employment agreement also provides for the initial grant of stock options to acquire 225,000 shares of our common stock and the eligibility to participate in the ongoing annual long-term incentive program subject to the discretion of the Compensation Committee.

In the event that Mr. Stefko’s employment is terminated without cause, he would be eligible to receive (i) his base salary during a period ending on the 12-month anniversary of his termination date, less any salary received from other full-time employment during such period and (ii) employer portion of the monthly premiums during the salary continuation period associated with the continued health benefit coverage under COBRA upon timely election.

Mr. Stefko’s employment agreement also contains the Non-Competition Covenant (provided, that, Mr. Stefko may become a passive owner of not more than five percent (5%) of the equity securities of a corporation or any other entity engaged in competitive business so long as he has no active participation in the business of such company) and the Non-Solicit, Non-Interference Covenant during the term of his employment and six months thereafter.

The Company previously entered into an employment agreement (the “interim employment agreement”) with Mr. Stefko on September 1, 2015 to serve as Interim Chief Executive Officer and Treasurer. The interim employment agreement provided for a monthly base salary of $43,333.33 per month, subject to review by the Board of Directors from time to time. Mr. Stefko was entitled to reimbursement of reasonable business expenses, transportation and housing on a tax grossed-up basis. The interim employment agreement was superseded by the employment agreement governing his appointment as the permanent Chief Financial Officer, as described above.

Mark E. Brody, Former Interim Chief Executive Officer. The Company entered into an employment agreement with Mr. Brody on June 25, 2015 in connection with his appointment as Interim Chief Financial Officer and Treasurer. The Company entered into another employment agreement with Mr. Brody on September 1, 2015 in connection with his appointment as Interim Chief Executive Officer, which superseded the original employment agreement. The employment agreements contained substantially similar terms. The employment agreements provided for a monthly base salary of $62,804.17 per month, subject to review by the Board of Directors from time to time. Mr. Brody was entitled to reimbursement of reasonable business expenses, transportation and housing on a tax grossed-up basis. The second employment agreement terminated upon the appointment of Mr. Hoffman as the permanent Chief Executive Officer. Mr. Brody served as a member of the Board of Directors during his service as an interim executive officer and thereafter until he resigned from the Board of Directors on April 15, 2016.

Michele Sizemore, Former Senior Vice President, Operations. Ms. Sizemore served as the Senior Vice President, Operations for the entire fiscal 2015 and departed the Company on March 9, 2016.

Vince, LLC entered into an employment agreement with Ms. Sizemore on April 5, 2013. The employment agreement provided for a base salary of $500,000 and a sign-on bonus of $100,000. Ms. Sizemore’s base salary was subsequently increased to $520,000. The employment agreement also provided for an initial grant of options to acquire 2,000 shares of common stock of Kellwood Company, the Company’s predecessor. Such options were subsequently adjusted in connection with the assumption by the Company of all of Kellwood’s grant agreements to the Vince brand employees.

The employment agreement also provided that if Ms. Sizemore’s employment was terminated without cause, she would be entitled to base salary continuation for twelve months or until other employment is secured and the Company’s payment of the employer portion of the monthly premiums during the salary continuation period associated with the continued health benefit coverage under COBRA upon timely election. The Company entered into a standard severance agreement and release with Ms. Sizemore in connection with her departure in March 2016, which provided severance terms consistent with her employment agreement.

The employment agreement also included the Non-Competition Covenant (provided, that, Ms. Sizemore may become a passive owner of not more than five percent (5%) of the equity securities of a corporation or any other entity engaged in competitive business so long as she has no active participation in the business of such company) and the Non-Solicit, Non-Interference Covenant during her employment and 12 months thereafter.

Jill Granoff, Former Chief Executive Officer. Ms. Granoff departed the Company on September 1, 2015. The Company entered into a standard severance agreement and release with Ms. Granoff, which provided severance terms consistent with her employment agreement with the Company, including the right to receive (i) any unpaid base salary through her termination date, together with a pro-rated portion of the annual bonus for the year in which her termination occurs, (ii) reimbursement for any unreimbursed business expenses incurred through her termination date, (iii) payment for any accrued and unused vacation time, (iv) all other payments, benefits or fringe benefits to which she was entitled under the terms of any applicable compensation arrangement or benefit, equity or fringe benefit plan or program or grant, (v) her base salary during a period ending on the 18-month anniversary of her termination date, less any base salary and guaranteed incentive compensation she receives from other full-time employment after the 12-month anniversary of her termination, (vi) continued participation in our group health plan for 18 months or until she obtains other employment following the first anniversary of her termination and such employment offers comparable group health benefits for which she is eligible, (vii) the pro rata portion of shares subject to Ms. Granoff’s option grants which would have otherwise vested on the next scheduled vesting date had her employment continued until such time and (viii) any prior period bonus earned and not yet paid.

The restrictive covenants contained in Ms. Granoff’s employment agreement, including the non-competition, non-solicitation, non-interference and confidentiality restrictions remained in effect and continued

under the terms of the severance agreement. Specifically, for a period of 12 months after the termination of Ms. Granoff’s employment, Ms. Granoff will not, directly or indirectly, own, manage, operate, control, be employed by (whether as an employee, consultant, independent contractor or otherwise, and whether or not for compensation) or render services to certain of our competitors or any of their successors or affiliates. Notwithstanding the foregoing, Ms. Granoff may be a passive owner of not more than 1% of the equity securities of a publicly traded corporation engaged in a business that is a competitor, so long as she has no active participation in the business of such company. In addition, during such 12 month period, Ms. Granoff will not, directly or indirectly, individually or on behalf of another person, firm or corporation, solicit, aid or induce any individual or entity that is, or was during the 12-month period immediately prior to termination of Ms. Granoff’s employment for any reason, our customer to terminate or materially reduce its purchase of our goods or services or assist or aid any other persons or entity in doing so. Further, during the 12 month period after the termination of her employment, Ms. Granoff will not, directly or indirectly, individually or on behalf of another person, firm or corporation, (i) solicit or induce any of our employees, representatives or agents to leave such employment or retention or to accept employment with or render services to or with any other person, firm corporation or other entity unaffiliated with us or hire or retain such employee, representative or agent or take any action to materially assist or aid another person, firm or corporation in identify, hiring or soliciting such employee, representative or agent, or (ii) interfere, or aid or induce any other person or entity in interfering with the relationship between us and any of our vendors, joint venture partners or licensors. Employees, representatives and agents are deemed covered while they are employed by the Company and for a period of six months after, unless we terminated their employment.

Lisa Klinger, Former Chief Financial Officer and Treasurer. Ms. Klinger departed the Company on June 25, 2015. The Company entered into a standard severance agreement and release with Ms. Klinger, which provided severance terms consistent with her employment agreement, including the right to receive (i) her base salary during a period ending on the earlier of the 12 month anniversary of her termination date and the date on which she secures replacement employment (the “salary continuation period”) and (ii) continued medical and dental coverage in accordance with the Company’s medical plans that are then in place until the end of the salary continuation period, or at the Company’s option, coverage under another medical and/or dental plan.

The restrictive covenants contained in Ms. Klinger’s stock option grant agreement, including the non-competition, non-solicitation, non-interference and confidentiality restrictions remained in effect and continued under the terms of the severance agreement. Specifically, for a period of 12 months after the termination of Ms. Klinger’s employment, Ms. Klinger will not, directly or indirectly, own, manage, operate, control, be employed by (whether as an employee, consultant, independent contractor or otherwise, and whether or not for compensation) or render services to certain of our competitors or any of their successors or affiliates. Notwithstanding the foregoing, Ms. Klinger may be a passive owner of not more than 1% of the equity securities of a publicly traded corporation engaged in a business that is a competitor, so long as she has no active participation in the business of such company. In addition, during such 12 month period, Ms. Klinger will not, directly or indirectly, individually or on behalf of another person, firm or corporation, solicit, aid or induce any individual or entity that is, or was during the 12-month period immediately prior to termination of Ms. Klinger’s employment for any reason, our customer to terminate or materially reduce its purchase of our goods or services or assist or aid any other persons or entity in doing so. Further, during the 12 month period after the termination of her employment, Ms. Klinger will not, directly or indirectly, individually or on behalf of another person, firm or corporation, (i) solicit or induce any of our employees, representatives or agents to leave such employment or retention or to accept employment with or render services to or with any other person, firm corporation or other entity unaffiliated with us or hire or retain such employee, representative or agent or take any action to materially assist or aid another person, firm or corporation in identify, hiring or soliciting such employee, representative or agent, or (ii) interfere, or aid or induce any other person or entity in interfering with the relationship between us and any of our vendors, joint venture partners or licensors. Employees, representatives and agents are deemed covered while they are employed by the Company and for a period of six months after, unless we terminated their employment.

Karin Gregersen, Former President and Chief Creative Officer. Ms. Gregersen departed the Company on July 16, 2015. Ms. Gregersen entered into a standard severance agreement and release, which provided severance terms consistent with her employment agreement, including the right to receive (i) any unpaid base salary through her termination date, (ii) any additional amounts and/or benefits payable to Ms. Gregersen under and in accordance with the provisions of any employee plan, program or arrangement under which Ms. Gregersen is covered immediately prior to termination, (iii)(a) any unpaid annual bonus for the fiscal year prior to the fiscal year in which the termination date occurs and (b) a pro-rata portion of the annual bonus for the fiscal year in which the termination date occurs, in both cases payable at the same time as such payments would have been made if Ms. Gregersen had remained employed through the date of payment, (iv) her base salary, at the rate being paid at the termination date, for the earlier of 12 months or until Ms. Gregersen secures other employment which pays her a base salary equal to or greater than her base salary at the termination date; provided, however, that if Ms. Gregersen obtains other employment which pays her a base salary less than her base salary at the termination date, then the severance payments will immediately become subject to offset by the amount of base salary and guaranteed incentive compensation from such other employment and (v) continued medical and dental coverage in accordance with the company’s medical plans that are then in place until the end of the severance period (subject to her electing COBRA coverage and paying her continued share, and which benefits shall be reduced by comparable group health benefits from subsequent employment).

The restrictive covenants contained in Ms. Gregersen’s employment agreement, including the non-competition, non-solicitation, non-interference and confidentiality restrictions remained in effect and continued under the terms of the severance agreement. Specifically, for a period of 12 months after the termination of Ms. Gregersen’s employment, she will not, directly or indirectly (i) design, develop, promote, sell, license, distribute or market anywhere in the world any contemporary apparel, accessories or related products or (ii) own, manage, operate, be employed by, or participate in or have any interest in any other business engaged in the design, production, distribution or sale of competitive products. In addition, during such 12 month period, Ms. Gregersen will not directly or indirectly (i) solicit or induce any employee, consultant, representative or agent of Vince or any of its affiliates to leave such employment to accept employment with or render services for any other person, firm or other entity unaffiliated with Vince, or take any action to materially assist or aid any other period in identifying, hiring or soliciting any such employee or (ii) interfere, or aid or induce any other person in interfering with the relationship between Vince or any of its affiliates and any of its respective customers, suppliers, vendors, distribution partners, licensors, licensees or any other business relation of Vince or its affiliates.

Outstanding Equity Awards at Fiscal 2015 Year-End

The following table sets forth information regarding outstanding equity awards of Vince Holding Corp. held by our Named Executive Officers at the end of fiscal 2015:

	Options Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Brendan Hoffman	October 22, 2015	—	500,000		$3.99	October 22, 2025
David Stefko	January 14, 2016	—	225,000		$4.44	January 14, 2026
Mark E. Brody	—	—	—		—	—
Michele Sizemore (2)	June 10, 2013	20,968	31,454		$6.64	June 10, 2023
	October 2, 2015	—	62,732	(3)	$3.60	October 2, 2025
Jill Granoff (4)	May 4, 2012	768,230	—		$5.75	September 1, 2016
Lisa Klinger (5)	—	—	—		—	—
Karin Gregersen (5)	—	—	—		—	—

(1)	Any shares of our common stock that any Named Executive Officer receives upon exercise of these options will be subject to certain minimum holding requirements.

(2)	Ms. Sizemore served as Senior Vice President, Operations for the entire fiscal 2015 and departed the Company on March 9, 2016. In accordance with the terms of the grant agreements, Ms. Sizemore’s unvested options were forfeited upon her departure and the vested options remain exercisable until April 30, 2016, at which time such options will expire.
(3)	On October 2, 2015 the Company completed a tender offer to exchange certain options under the Vince 2013 Incentive Plan to purchase shares of its common stock, whether vested or unvested, held by eligible employees for new options granted under the Vince 2013 Incentive Plan with a lower exercise price and new vesting schedule. The exchange ratio for this offer was one-to-one (one stock option exchanged for every one new stock option granted). As a result of the tender offer, Ms. Sizemore’s options to acquire 34,214 shares of common stock with an exercise price $33.95 and options to acquire 28,518 shares of common stock with an exercise price of $20.00 were cancelled and exchanged for options to acquire 62,732 shares of common stock with an exercise price of $3.60. Upon Ms. Sizemore’s departure, such options, all of which were unvested, were forfeited pursuant to the terms of the applicable grant agreement.
(4)	In accordance with the terms of the grant agreement, as of September 1, 2015, Ms. Granoff’s options to acquire 768,230 shares of common stock granted under the 2010 Option Plan (including options to acquire 76,256 shares of common stock which accelerated and became exercisable on the date of her departure in accordance with the terms of the applicable grant agreement) remained exercisable for one year. All other options granted to Ms. Granoff were forfeited or expired upon her departure.
(5)	Upon the departure of each of Ms. Klinger and Ms. Gregersen, all vested options held by each such Named Executive Officer remained exercisable for 30 days and then expired if not exercised, and all unvested options were forfeited, pursuant to the terms of the applicable option agreements.

Section 401(k) Plan

During fiscal 2015, we provided the defined contribution Kellwood Retirement Savings Plan, a 401(k) Plan, as well as various group health and welfare programs that were generally available to all of our employees, including the Named Executive Officers.

Under the plan, eligible employees electing to participate may contribute up to 100% of their pretax income, subject to IRS rules limiting an individual’s total contributions and the application of IRS tests designed to ensure that the plan does not discriminate in favor of highly compensated employees. We match 50% up to the first 3% of the employee’s deferral.

We made contributions the following contributions for each of the Named Executive Officers during fiscal 2015:

Name	Contribution Amount ($)
Brendan Hoffman	2,077
David Stefko	—
Michele Sizemore	3,998
Mark E. Brody	—
Jill Granoff	2,821
Lisa Klinger	3,398
Karin Gregersen	3,110

Severance Benefits

Upon certain types of terminations of employment, severance benefits may be payable to our Named Executive Officers. Severance benefits payable to the Named Executive Officers are addressed in each Named Executive Officer’s employment agreement or severance agreement. See “— Employment Agreements and Severance Agreements.”

Compensation Committee Report

The Compensation Committee has reviewed and discussed the section titled “Executive Compensation” with management. Based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that the section titled “Executive Compensation” be included in this proxy statement.

Respectfully submitted by the members of the Compensation Committee of the Board of Directors:

Eugenia Ulasewicz (chair)

Donald Roach

M. Steven Liff

This report of the Compensation Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

Securities Authorized for Issuance Under Equity Compensation Plans

Our common stock began trading on NYSE on November 22, 2013. The Board of Directors and the Pre-IPO Stockholders, as defined below, as our sole stockholders, adopted the Vince 2013 Incentive Plan and the Vince ESPP on November 21, 2013 in anticipation of the consummation of our initial public offering. At the same time, they approved the assumption by Vince Holding Corp. of Kellwood Company’s remaining obligations under the 2010 Option Plan, including with respect to issued and outstanding options thereunder (after giving effect to the initial public offering and the related restructuring transactions). During fiscal 2015, the Board of Directors also approved the issuances of several new equity grants under the Vince Incentive 2013 Plan to certain of our executive officers, employees and non-employee directors.

Plan Category	Number of securities to be issued upon the exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	2,909,267	(1)	$4.61	(2)	2,391,996	(3)
Equity compensation plans not approved by security holders	—		—		—

Total	2,909,267		$4.61		2,391,996

(1)	Consists of (i) 1,969,959 issued and outstanding options under the Vince 2013 Incentive Plan; (ii) 909,776 issued and outstanding options under the 2010 Option Plan; and (iii) 29,532 issued and outstanding restricted stock units under the Vince 2013 Incentive Plan.
(2)	Applicable only to outstanding stock options as outstanding restricted stock units do not have an exercise price.
(3)	Includes 1,391,996 shares issuable under the Vince 2013 Incentive Plan and 1,000,000 shares issuable under the Vince ESPP.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information about the beneficial ownership of our common stock as of April 8, 2016:

•	each person, or group of persons, who beneficially owns more than 5% of our capital stock;

•	each of our Named Executive Officers;

•	each of our directors; and

•	all directors and executive officers as a group.

For further information regarding material transactions between us and certain of our stockholders, see “Certain Relationships and Related Party Transactions” of this Proxy Statement.

Beneficial ownership and percentage ownership are determined in accordance with the rules and regulations of the SEC and include voting or investment power with respect to shares of our common stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to restrictions or options held by that person that are currently exercisable or exercisable within 60 days of April 8, 2016 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table or pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name.

Our calculation of the percentages of beneficial ownership is based on 37,108,682 shares of our common stock outstanding on April 8, 2016 and do not include the potential effects of the rights offering by the Company or the related backstop commitment.

Unless otherwise indicated in the footnotes, the address of each of the individuals named below is: c/o Vince Holding Corp., 500 Fifth Avenue, 20th Floor, New York, NY 10110.

Name of Beneficial Owner	Shares Beneficially Owned Number	Percentage of Shares Beneficially Owned Percentage
5% Stockholder:
Sun Capital (1)	20,480,729	55.2%
Named Executive Officers & Directors:
Brendan Hoffman	—	—
David Stefko	—	—
Mark E. Brody	—	—
Michele Sizemore (2)	20,968	0.1
Jill Granoff (2)	438,965	1.2
Lisa Klinger (2)	—	—
Karin Gregersen (2)	—	—
Jonathan Borell (3)	—	—
Robert A. Bowman (4)	3,237	*
Jerome Griffith (4)	3,237	*
Marc J. Leder (1)(3)	20,480,729	55.2
M. Steven Liff (3)	—	—
Eugenia Ulasewicz (4)	1,978	*
All Executive Officers and Directors as a Group (15 Persons):	20,949,114	56.5%

*	Represents less than 0.1%.
(1)	Includes 15,037,793 shares held of record by Sun Cardinal, 5,012,616 shares held of record by SCSF Cardinal, LLC (“SCSF Cardinal”) and 430,320 shares held of record by SK Financial Services, LLC (“SK Financial Services”). Sun Cardinal is a wholly owned subsidiary of Sun Capital Partners V, L.P. (“SCP V”). SCSF Cardinal is jointly owned by Sun Capital Securities Offshore Fund, Ltd. (“SCSF Offshore”) and Sun Capital Securities Fund, L.P. (“SCSF LP”). SK Financial Services is jointly owned by SCSF Offshore, SCP V and SCSF LP. Indirectly through their respective revocable trusts, Messrs. Marc J. Leder and Rodger Krouse each control 50% of the shares in Sun Capital Partners V, Ltd. (“Sun Partners V Ltd”), which in turn is the general partner of Sun Capital Advisors V, L.P. (“Sun Advisors V”), which in turn is the general partner of SCP V. As a result, Messrs. Leder and Krouse (and/or their respective revocable trusts), Sun Partners V Ltd, Sun Advisors V and Sun Partners V LP may be deemed to have indirect beneficial ownership of the securities owned directly by Sun Cardinal. Each of Messrs. Leder and Krouse also controls, indirectly through their respective revocable trusts, 50% of the membership interests in Sun Capital Securities, LLC (“SCSF LLC”), which in turn is the general partner of Sun Capital Securities Advisors, LP (“SCSF Advisors”), which in turn is the general partner of SCSF LP. As a result, Messrs. Leder and Krouse (and their respective revocable trusts), SCSF LLC, SCSF Advisors, SCSF LP and SCSF Offshore may be deemed to have indirect beneficial ownership of the securities directly owned by SCSF Cardinal. Further, each of Messrs. Leder and Krouse (and their respective revocable trusts), SCSF LLC, SCSF Advisors, SCSF LP and SCSF Offshore may be deemed to have indirect beneficial ownership of the securities directly owned by SK Financial Services. Each of Messrs. Leder and Krouse (and their respective revocable trusts), Sun Partners V Ltd, Sun Advisors V, Sun Partners V LP, SCSF LLC, SCSF Advisors, SCSF LP and SCSF Offshore expressly disclaims beneficial ownership of any securities in which they do not have a pecuniary interest.
The business address for Messrs. Leder and Krouse, Sun Partners V Ltd, Sun Advisors V, Sun Partners V LP, SCSF LLC, SCSF Advisors, SCSF LP and SCSF Offshore is c/o Sun Capital Partners, Inc., 5200 Town Center Circle, Suite 600, Boca Raton, FL 33486.
(2)	Represents options to acquire shares of our common stock that have vested or will vest within 60 days of April 8, 2016. These options include options granted under the 2010 Option Plan as well as under the Vince 2013 Incentive Plan.
(3)	The business address for each of Messrs. Brody, Borell, Leder and Liff is c/o Sun Capital Partners, Inc., 5200 Town Center Circle, Suite 600, Boca Raton, FL 33486.
(4)	Represents restricted stock units that have vested or will vest within 60 days of April 8, 2016.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Shared Services Agreement

On November 27, 2013, Vince, LLC, a wholly owned subsidiary of the Company, entered into a Shared Services Agreement (the “Shared Services Agreement”) with Kellwood Company, LLC pursuant to which Kellwood provides support services in various operational areas including, among other things, e-commerce operations, distribution, logistics, information technology, accounts payable, credit and collections and payroll and benefits. Since the IPO, we have been working on transitioning certain back office functions performed by Kellwood under the Shared Services Agreement. Among these functions that have transitioned to Vince are certain accounting related functions as well as benefits administration. We have also been working on developing our own information technology infrastructure and are now in the process of implementing our own enterprise resource planning (“ERP”) system, point-of-sale systems, e-commerce platform and supporting systems. We are also in the process of migrating our U.S. distribution system from Kellwood to a new third party provider. Until those systems are implemented, we will continue to utilize the Kellwood information technology infrastructure, including e-commerce platform systems, under the Shared Services Agreement.

The Shared Services Agreement may be modified or supplemented to include new services under terms and conditions to be mutually agreed upon in good faith by the parties. The fees for all services received by Vince, LLC from Kellwood, including any new services mutually agreed upon by the parties, will be at cost. Such costs shall be the full amount of any and all actual and direct out-of-pocket expenses (including base salary and wages but without providing for any margin of profit or allocation of depreciation or amortization expense) incurred by the service provider or its affiliates in connection with the provision of the services.

We may terminate any or all of the services at any time for any reason (with or without cause) upon giving Kellwood the required advance notice for termination for that particular service. Additionally, the provision of the following services, which are services which require a term as a matter of law and services which are based on a third-party agreement with a set term, shall terminate automatically upon the related date specified on the schedules to the Shared Services Agreement: Building Services NY; Tax; and Compensation & Benefits. If no specific notice requirement has been provided, 90 days prior written notice shall be required to be given. Upon the termination of certain services, Kellwood may no longer be in a position to provide certain other related services. Kellwood must notify us within 10 days following our request to terminate any services if they will no longer be able to provide other related services. Assuming we proceed with our request to terminate the original services, such related services shall also be terminated in connection with such termination.

We are invoiced by Kellwood monthly for these amounts and generally required to pay within 15 business days of receiving such invoice. The payments will be trued-up and can be disputed once each fiscal quarter. During fiscal 2015, we paid $9.4 million to Kellwood under the Shared Services Agreement. Such amount was paid within 15 business days of receipt of the applicable invoice in accordance with the terms set forth in the Shares Services Agreement. In addition, as of January 30, 2016, we recorded $0.9 million in accrued expenses to recognize amounts payable to Kellwood under the Shared Services Agreement.

Tax Receivable Agreement

The Company entered into a Tax Receivable Agreement (the “Tax Receivable Agreement”) with certain stockholders of the Company prior to the initial public offering (the “Pre-IPO Stockholders”) on November 27, 2013. We and our former subsidiaries have generated certain tax benefits (including NOLs and tax credits) prior to the restructuring transactions relating to our initial public offering and will generate certain section 197 intangible deductions (the “Pre-IPO Tax Benefits”) which have and may in the future reduce the actual liability for taxes that we might otherwise be required to pay. The Tax Receivable Agreement provides for payments to the Pre-IPO Stockholders in an amount equal to 85% of the aggregate reduction in taxes payable realized by us and our subsidiaries from the utilization of the Pre-IPO Tax Benefits (the “Net Tax Benefit”).

For purposes of the Tax Receivable Agreement, the Net Tax Benefit equals (i) with respect to a taxable year, the excess, if any, of (A) our liability for taxes using the same methods, elections, conventions and similar practices used on the relevant company return assuming there were no Pre-IPO Tax Benefits over (B) our actual liability for taxes for such taxable year (the “Realized Tax Benefit”), plus (ii) for each prior taxable year, the excess, if any, of the Realized Tax Benefit reflected on an amended schedule applicable to such prior taxable year over the Realized Tax Benefit reflected on the original tax benefit schedule for such prior taxable year, minus (iii) for each prior taxable year, the excess, if any, of the Realized Tax Benefit reflected on the original tax benefit schedule for such prior taxable year over the Realized Tax Benefit reflected on the amended schedule for such prior taxable year; provided, however, that to the extent any of the adjustments described in clauses (ii) and (iii) were reflected in the calculation of the tax benefit payment for any subsequent taxable year, such adjustments shall not be taken into account in determining the Net Tax Benefit for any subsequent taxable year.

While the Tax Receivable Agreement is designed with the objective of causing our annual cash costs attributable to federal, state and local income taxes (without regard to our continuing 15% interest in the Pre-IPO Tax Benefits) to be the same as that which we would have paid had we not had the Pre-IPO Tax Benefits available to offset our federal, state and local taxable income, there are circumstances in which this may not be the case. In particular, the Tax Receivable Agreement provides that any payments by us thereunder shall not be refundable. In that regard, the payment obligations under the Tax Receivable Agreement differ from a payment of a federal income tax liability in that a tax refund would not be available to us under the Tax Receivable Agreement even if we were to incur a net operating loss for federal income tax purposes in a future tax year. Similarly, the Pre-IPO Stockholders will not reimburse us for any payments previously made if any tax benefits relating to such payments are subsequently disallowed, although the amount of any such tax benefits subsequently disallowed will reduce future payments (if any) otherwise owed to such Pre-IPO Stockholders. In addition, depending on the amount and timing of our future earnings (if any) and on other factors including the effect of any limitations imposed on our ability to use the Pre-IPO Tax Benefits, it is possible that all payments required under the Tax Receivable Agreement could become due within a relatively short period of time following consummation of our IPO.

If we had not entered into the Tax Receivable Agreement, we would be entitled to realize the full economic benefit of the Pre-IPO Tax Benefits to the extent allowed by federal, state and local law. The Tax Receivable Agreement is designed with the objective of causing our annual cash costs attributable to federal, state and local income taxes (without regard to our continuing 15% interest in the Pre-IPO Tax Benefits) to be the same as we would have paid had we not had the Pre-IPO Tax Benefits available to offset our federal, state and local taxable income. As a result, stockholders who purchased shares in the IPO are not entitled to the economic benefit of the Pre-IPO Tax Benefits that would have been available if the Tax Receivable Agreement were not in effect, except to the extent of our continuing 15% interest in the Pre-IPO Benefits.

Additionally, the payments we make to the Pre-IPO Stockholders under the Tax Receivable Agreement are not expected to give rise to any incidental tax benefits to us, such as deductions or an adjustment to the basis of our assets.

An affiliate of Sun Capital may elect to terminate the Tax Receivable Agreement upon the occurrence of a Change of Control (as defined below). In connection with any such termination, we are obligated to pay the present value (calculated at a rate per annum equal to LIBOR plus 200 basis points as of such date) of all remaining Net Tax Benefit payments that would be required to be paid to the Pre-IPO Stockholders from such termination date, applying the valuation assumptions set forth in the Tax Receivable Agreement (the “Early Termination Period”). “Change of control” as defined in the Tax Receivable Agreement shall mean an event or series of events by which (i) Vince Holding Corp. shall cease directly or indirectly to own 100% of the capital stock of Vince, LLC; (ii) any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), other than one or more permitted investors, shall be the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of capital stock having more, directly or indirectly, than 35% of the total voting power of all outstanding capital stock of Vince Holding Corp. in the election of directors, unless at such time the permitted investors are direct or indirect “beneficial owners” (as so defined) of capital stock of Vince Holding Corp. having a greater percentage of the total voting power of all outstanding capital stock of Vince Holding Corp. in the election of directors than that owned by each other “person” or “group” described above; (iii) for any reason whatsoever, a majority of the board of directors of Vince Holding Corp. shall not be continuing directors; or (iv) a “Change of Control” (or comparable term) shall occur under (x) any term loan or revolving credit facility of Vince Holding Corp. or its subsidiaries or (y) any unsecured, senior, senior subordinated or subordinated Indebtedness of Vince Holding Corp. or its subsidiaries, if, in each case, the outstanding principal amount thereof is in excess of $15,000,000. We may also terminate the Tax Receivable Agreement by paying the Early Termination Payment to the Pre-IPO Stockholders. Additionally, the Tax Receivable Agreement provides that in the event that we breach any material obligations under the Tax Receivable Agreement by operation of law as a result of the rejection of the Tax Receivable Agreement in a case commenced under the Bankruptcy Code, then the Early Termination Payment plus other outstanding amounts under the Tax Receivable Agreement shall become due and payable.

The Tax Receivable Agreement will terminate upon the earlier of (i) the date all such tax benefits have been utilized or expired, (ii) the last day of the tax year including the tenth anniversary of the restructuring transactions relating to our initial public offering and (iii) the mutual agreement of the parties thereto, unless earlier terminated in accordance with the terms thereof.

As of January 30, 2016, our obligation under the Tax Receivable Agreement was $170 million, which had a remaining term of eight years.

We had expected to make a required payment under the Tax Receivable Agreement in the fourth quarter of fiscal 2015. As a result of lower than expected cash from operations due to weaker than projected performance, and the level of projected availability under our revolving credit facility, we concluded that we would not be able to fund the payment when due. Accordingly, on September 1, 2015, we entered into an amendment to the Tax Receivable Agreement with Sun Cardinal, for itself and as a representative of the other stockholders parties thereto. Pursuant to this amendment, Sun Cardinal agreed to postpone payment of the tax benefit with respect to the 2014 taxable year, currently estimated at $21.8 million plus accrued interest to September 15, 2016. The amendment to the Tax Receivable Agreement also waived the application of a default interest rate at LIBOR plus 500 basis points per annum on the postponed payment. The interest rate on the postponed payment will remain at LIBOR plus 200 basis points per annum. Pursuant to the terms of the Investment Agreement discussed below, we have agreed to use a portion of the proceeds from the Company’s rights offering and/or backstop commitment to make the tax benefit payment with respect to the 2014 taxable year. The tax benefit payment with respect to the 2015 taxable year totaling $7.3 million plus accrued interest is expected to be paid in the fourth quarter of fiscal 2016.

Registration Agreement

The Company entered into a registration agreement with Sun Cardinal and SCSF Cardinal and certain other investors in connection with the February 2008 acquisition of Kellwood Company by affiliates of Sun Capital. Pursuant to the terms of this agreement, holders of at least a majority of “Sun Registrable Securities” (which include (i) shares of our common stock originally issued to Sun Capital and its affiliates; (ii) all shares of common stock or other securities of the Company issuable upon the conversion, exercise or exchange of our common stock in connection with certain reorganization transactions; and (iii) any other shares of common stock or other securities of the Company held by persons holding the securities described in clauses (i) and (ii)) are entitled to request that we register its shares on a registration statement on one or more occasions in the future. Sun Capital and its affiliates and the other investors party to the registration agreement are also eligible to participate in certain registered offerings by the Company, subject to the restrictions in the registration rights agreement. We are obligated, within 30 days of receiving a request for registration, to file with the SEC a registration statement with respect to such registrable securities. In addition, we are obligated to use our best efforts to make short-form registrations on Form S-3 available for the sale of registrable securities. We will pay the expenses of the investors party to the registration agreement in connection with their exercise of the rights described in this paragraph, other than underwriting commissions or selling commissions attributable to the registrable securities sold by the holders thereof, as well reimburse the holders of registrable securities included in any registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the registrable securities included in such registration. Our obligation to bear all registration expenses is absolute and does not depend on whether any contemplated offering is completed or whether any registration statement is declared effective.

Employment Agreements

See “Employment Agreements” under “Executive Compensation” in this Proxy Statement for a description of our employment agreements with our Named Executive Officers.

Sun Capital Consulting Agreement

On November 27, 2013, we entered into an agreement with Sun Capital Management to (i) reimburse Sun Capital Management or any of its affiliates providing consulting services under the agreement for out-of-pocket expenses incurred in providing consulting services to us and (ii) provide Sun Capital Management with customary indemnification for any such services.

The agreement is scheduled to terminate on the tenth anniversary of the IPO (i.e. November 27, 2023). Under the consulting agreement, we have no obligation to pay Sun Capital Management or any of its affiliates any consulting fees other than those which are approved by a majority of our directors that are not affiliated with Sun Capital. To the extent such fees are approved in the future, we will be obligated to pay such fees in addition to reimbursing Sun Capital Management or any of its affiliates that provide us services under the consulting agreement for all reasonable out-of-pocket fees and expenses incurred by such party in connection with the provision of consulting services under the consulting agreement and any related matters. Reimbursement of such expenses shall not be conditioned upon the approval of a majority of our directors that are not affiliated with Sun Capital Management, and shall be payable in addition to any fees that such directors may approve.

Neither Sun Capital Management nor any of its affiliates are liable to us or our affiliates, security holders or creditors for (1) any liabilities arising out of, related to, caused by, based upon or in connection with the performance of services under the consulting agreement, unless such liability is proven to have resulted directly and primarily from the willful misconduct or gross negligence of such person or (2) pursuing any outside activities or opportunities that may conflict with our best interests, which outside activities we consent to and approve under the consulting agreement, and which opportunities neither Sun Capital Management nor any of its affiliates will have any duty to inform us of. In no event will the aggregate of any liabilities of Sun Capital Management or any of its affiliates exceed the aggregate of any fees paid under the consulting agreement.

In addition, we are required to indemnify Sun Capital Management, its affiliates and any successor by operation of law against any and all liabilities, whether or not arising out of or related to such party’s performance of services under the consulting agreement, except to the extent proven to result directly and primarily from such person’s willful misconduct or gross negligence. We are also required to defend such parties in any lawsuits which may be brought against such parties and advance expenses in connection therewith. In the case of affiliates of Sun Capital Management that have rights to indemnification and advancement from affiliates of Sun Capital, we agree to be the indemnitor of first resort, to be liable for the full amounts of payments of indemnification required by any organizational document of such entity or any agreement to which such entity is a party, and that we will not make any claims against any affiliates of Sun Capital for contribution, subrogation, exoneration or reimbursement for which they are liable under any organizational documents or agreement. Sun Capital Management may, in its sole discretion, elect to terminate the consulting agreement at any time. We may elect to terminate the consulting agreement if SCSF Cardinal, Sun Cardinal or any of their respective affiliates’ aggregate ownership of our equity securities falls below 30%.

During fiscal 2015, the Company paid Sun Capital Management $0.1 million for reimbursement of expenses under the Sun Capital Consulting Agreement.

Indemnification Agreements

We entered into indemnification agreements with each of our executive officers and directors on November 27, 2013. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under the DGCL.

Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation provides that, for so long as affiliates of Sun Capital own 30% or more of our outstanding shares of common stock, Sun Cardinal, a Sun Capital affiliate, has the right to designate a majority of the Board of Directors. For so long as Sun Cardinal has the right to designate a majority of the Board of Directors, the directors designated by Sun Cardinal are expected to constitute a majority of each committee of the Board of Directors (other than the Audit Committee), and the chairman of each of the committees (other than the Audit Committee) is expected to be a director serving on the committee who is selected by affiliates of Sun Capital, provided that, at such time as we are not a “controlled company” under the NYSE corporate governance standards, our committee membership will comply with all applicable requirements of those standards and a majority of the Board of Directors will be “independent directors,” as defined under the rules of NYSE, subject to any applicable phase in requirements.

Executive Officers

Mark E. Brody served as the Company’s Interim Chief Executive Officer from September 1, 2015 through October 22, 2015 when the Board approved the appointment of Brendan L. Hoffman to serve as the Chief Executive Officer of the Company, effective immediately. Mr. Brody remained with the Company in a non-executive capacity through a transition period which ended on November 20, 2015. Mr. Brody also served as Interim Chief Financial Officer and Treasurer of the Company from June 2015 through September 1, 2015. Mr. Brody received $62,804 per month and the reimbursement of reasonable cost of transportation and housing on a tax grossed-up basis during his employment with the Company. Mr. Brody continued to serve as a member of the Board of Directors during that time and received no additional compensation for serving as a director.

David Stefko served as the Interim Chief Financial Officer and Treasurer of the Company from September 1, 2015 through January 14, 2016, when he was appointed our permanent Chief Financial Officer, effective immediately. Mr. Stefko received $43,333 per month and the reimbursement of reasonable cost of transportation and housing on a tax grossed-up basis during the period he served as the Interim Chief Financial Officer and Treasurer of the Company.

Both Mr. Brody and Mr. Stefko were employees of Sun Capital prior to their appointment to the positions at the Company, remained covered by Sun Capital’s health and welfare benefit plans and continued to be eligible to receive a bonus under the Sun Capital annual bonus plan related to their work at Sun Capital. Affiliates of Sun Capital owed approximately 55.2% of the outstanding shares of our common stock as of April 8, 2016, which percentage does not reflect the potential effects of the Company’s rights offering and related backstop commitment. Mr. Brody subsequently served as a member of the Board of Directors until his departure on April 15, 2016. Mr. Stefko resigned from his position at Sun Capital on January 13, 2016.

Rights Offering Commitment Letter and Investment Agreement

On December 9, 2015, the Company received a Rights Offering Commitment Letter from Sun Capital Partners V, L.P. (“Sun Fund V”) that provided the Company with an amount equal to $65 million of cash proceeds in the event that the Company conducted a rights offering (the “Contribution Obligation”). Such Contribution Obligation would be reduced by any proceeds received from the rights offering. The Company was required, simultaneously with the funding of the Contribution Obligation by Sun Fund V, or one or more of its affiliates, to issue to Sun Fund V or one or more of its affiliates the applicable number of shares of the Company’s common stock at a price calculated in accordance with the terms of the Rights Offering Commitment Letter. In the event a rights offering did not commence on or before March 8, 2016, the Rights Offering Commitment Letter required that we pay Sun Capital V a commitment fee equal to $950,000 as of the earlier of the completion of such offering or the funding of the Contribution Obligation. Sun Capital V subsequently extended the commencement deadline to March 29, 2016.

On March 15, 2016, the Company also entered into an Investment Agreement (the “Investment Agreement”) with Sun Cardinal, LLC and SCSF Cardinal, LLC (the “Sun Cardinal Investors”), affiliates of Sun Capital, pursuant to which the Sun Cardinal Investors have agreed to backstop the rights offering by purchasing at the subscription price of $5.50 per share any and all shares not subscribed through the exercise of rights, including the oversubscription. The Investment Agreement supersedes the Rights Offering Commitment Letter.

Regardless of whether the transactions contemplated by the Investment Agreement are consummated, we have agreed to reimburse the Sun Cardinal Investors for all reasonable out-of-pocket fees and expenses (including attorneys’ fees and expenses) incurred by them in connection with the Investment Agreement and the transactions contemplated thereby, other than in the event the Investment Agreement is terminated due to a breach by the Sun Cardinal Investors.

We have agreed to indemnify the Sun Cardinal Investors and their affiliates and each of their respective officers, directors, partners, employees, agents and representatives for losses arising out of the rights offering and the related registration statement and prospectus (other than with respect to statements made in reliance on information provided to us in writing by the Sun Cardinal Investors for use herein) and claims, suits or proceedings challenging the authorization, execution, delivery, performance or termination of the rights offering, the Investment Agreement and certain ancillary agreements and/or any of the transactions to be contemplated thereby, other than losses arising out of or related to any breach by the Sun Cardinal Investors of the Investment Agreement. The Sun Cardinal Investors have agreed to indemnify the Company and its affiliates and each of their respective officers, directors, partners, employees, agents and representatives for losses arising out of or relating to statements or omissions in the registration statement or prospectus for the rights offering (or any amendment or supplement thereto) made in reliance on or in conformity with written information relating to such Sun Cardinal Investor furnished to us by or on behalf of such Sun Cardinal Investor expressly for use therein.

The Investment Agreement included certain customary closing conditions and termination rights for the parties. On April 14, 2016, the subscription period for the rights offering expired. The rights offering and the transactions contemplated by the Investment Agreement are expected to close on or before May 10, 2016. Consummation of the rights offering and the transactions contemplated by the Investment Agreement are subject to customary closing conditions.

Statement of Policy Regarding Transactions with Related Persons

Our written statement of policy with respect to related party transactions is administered by our Nominating and Corporate Governance Committee. Under our related party transaction policy, a “Related Party Transaction” is any transaction, arrangement or relationship between us or any of our subsidiaries and a Related Person not including any transactions involving less than $120,000 when aggregated with all similar transactions, or transactions that have received pre-approval of the Nominating and Corporate Governance Committee. A “Related Person” is any of our executive officers, directors or director nominees, any stockholder beneficially owning in excess of 5% of our stock or securities exchangeable for our stock, any immediate family member of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is an executive officer, a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest in such entity.

Pursuant to our related party transaction policy, a Related Party Transaction may only be consummated or may only continue if:

•	our Nominating and Corporate Governance Committee approves or ratifies such transaction in accordance with the terms of the policy; or

•	the chair of our Nominating and Corporate Governance Committee pre-approves or ratifies such transaction and the amount involved in the transaction is less than $120,000, provided that for the Related Party Transaction to continue it must be approved by our Nominating and Corporate Governance Committee at its next regularly scheduled meeting.

If advance approval of a Related Party Transaction is not feasible, then that Related Party Transaction will be considered and, if our Nominating and Corporate Governance Committee determines it to be appropriate, ratified, at its next regularly scheduled meeting. If we decide to proceed with a Related Party Transaction without advance approval, then the terms of such Related Party Transaction must permit termination by us without further material obligation in the event our ratification is not forthcoming at our next regularly scheduled meeting.

Transactions with Related Persons, though not classified as Related Party Transactions by our related party transaction policy and thus not subject to its review and approval requirements, may still need to be disclosed if required by the applicable securities laws, rules and regulations.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and officers, and other persons who beneficially own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of stock ownership and reports of changes in stock ownership and to provide us with copies of all such filed forms. Based solely on our review of such copies or written representations from reporting persons, we believe that all reports were filed on a timely basis during fiscal year 2015.

Proxy Solicitation

Our directors and officers may solicit proxies by telephone, electronic transmission and personally. Our directors and officers will not receive any special compensation for such services.

Stockholder Proposals

In order to submit stockholder proposals to be considered for inclusion in the Company’s proxy materials for its annual meeting of stockholders to be held in 2017 (the “2017 Meeting”) pursuant to Rule 14a-8 under the Exchange Act, proposals must be delivered to the Secretary at our principal executive offices, as indicated below, no later than December 21, 2016. Such proposals must also comply with all applicable provisions of Rule 14a-8 under the Exchange Act. As clearly indicated in the rules of the SEC, simply submitting a proposal does not guarantee its inclusion in the proxy materials.

Our amended and restated bylaws also establish an advance notice procedure with regard to director nominations and stockholder proposals that are not submitted for inclusion in the proxy materials, but that a stockholder wishes to present directly at an annual meeting. To be properly brought before the 2017 Meeting, a notice of the nomination or other matters the stockholder wishes to present must be delivered to the Secretary at our principal executive offices, as indicated below, between February 2, 2017 and March 3, 2017 and comply with the other provisions of our amended and restated bylaws.

Vince Holding Corp.

Attn: Secretary

500 Fifth Avenue, 20th Floor

New York, New York 10110

Director’s Attendance at the Annual Meeting

The Company invites members of the Board of Directors to attend its annual stockholder meetings and requires that they make every effort to attend the annual meetings absent an unavoidable and irreconcilable conflict.

Householding

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice Regarding the Availability of Proxy Materials and, if applicable, our proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice Regarding the Availability of Proxy Materials and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice Regarding the Availability of Proxy Materials and, if applicable, our proxy materials, such stockholder may contact us at the following address:

Vince Holding Corp.

Attn: Secretary

500 Fifth Avenue, 20th Floor

New York, New York 10110

Stockholders who beneficially own shares of our common stock held in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

Fiscal Year 2015 Annual Report and SEC Filings

Our audited consolidated financial statements for fiscal 2015 are included in the Annual Report, which will be made available to stockholders at the same time as this Proxy Statement. This Proxy Statement and the Annual Report, as well as our other filings with the SEC, including our reports on Form 10-K, 10-Q, 8-K and all amendments thereto, are posted on our website at http://www.vince.com and are available from the SEC at its website at http://www.sec.gov. You may also obtain a copy of the Annual Report, this Proxy Statement or other SEC filings without charge by sending a written request to Vince Holding Corp. Attn: Secretary, 500 Fifth Avenue, 20th Floor, New York, New York 10110.

Other Business

Other than the two proposals described in this Proxy Statement, the Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

VINCE HOLDING CORP. C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC. P.O. BOX 1342 BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E09151-P77591	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VINCE HOLDING CORP.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors		☐	☐	☐
Nominees: 01) Jonathan Borell 02) M. Steven Liff 03) Eugenia Ulasewicz

The Board of Directors recommends you vote FOR the following proposal:								For	Against	Abstain
2.	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 28, 2017.							☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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E09152-P77591

VINCE HOLDING CORP.

Annual Meeting of Shareholders

June 2, 2016 9:30 AM, EDT

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) David Stefko and Akiko Okuma, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of VINCE HOLDING CORP. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:30 AM, EDT on June 2, 2016, at the offices of Vince Holding Corp. at 500 Fifth Avenue, 20th Floor, New York, NY 10110, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side